Exhibit 10.10

Supplier: Lite-On Electronic Company Ltd.		Primary Contact:
Address:		Phone:
Email:
Fax:
Effective Date:	December 3, 2010	Web Site:

This OEM Supply Agreement: OEM Design (“Agreement”) is made as of the Effective Date identified above, by and between Control4 Corporation, a Delaware corporation with offices located at 11734 S.  Election Road, Salt Lake City, Utah 84020 (“Control4”) and the supplier identified above (“Supplier”).  This Agreement incorporates by reference the Terms and Conditions set forth below (including all Schedules thereto).

Supplier		Control4 Corporation

Signature:	/s/ Andrew Hou	Signature:	/s/ Jeff Dungan

Name: Andrew Hou		Name: Jeff Dungan

Title: Vice President & G.M. SSBU		Title: VP Manufacturing

Terms and Conditions

1.                                      Definitions.  Terms with initial capital letters shall have the meanings ascribed to them in this Section 1 or elsewhere in this Agreement.

1.1          Agreement.  “Agreement” means this OEM Supply Agreement: OEM Design.

1.2          Change Order.  “Change Order” means a written order from Control4 to Supplier requesting one or more changes to the Product that Control4 desires to have made, including but not limited to changes in the drawings, designs, Specifications, method of shipment, and/or packaging of the Products.

1.3          Confidential Information.  “Confidential Information” shall include all technical information, financial information, proprietary information that each Party hereunder may deliver to the other Party during the course of performing this Agreement, or acquired by the one Party about the other during the course of performing this Agreement, including without limitation all Proprietary Information, non-public information about each Party’s business affairs, financing, finances, methods of operation, technical or scientific information, data systems, procedures, computer programs, circuitry schematics, software or algorithms.

1.4          Deliverable.  “Deliverable” means any item, project, material, documentation, software code (both Object Code and Source Code), or object, or the physical embodiment of the same, required to be delivered by Supplier to Control4 pursuant to this Agreement.

1.5          Derivative Work.  “Derivative Work” means a work based on Products, Intellectual Property, or Confidential Information (collectively, “Prior Work”), including, but not limited to: (i) for material subject to copyright protection, any work that is based upon one or more Prior Works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted; (ii) for patentable or patented inventions, any adaptation, subset, addition, improvement or combination of any Prior Work; and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from Confidential Information.

1.6          Documentation.  “Documentation” means the written instructions, user guides, and user manuals for the Products, whether in electronic or paper form, provided by Supplier upon delivery of Products and any such materials provided by Supplier in connection with any updates, modifications and improvements to any software provided hereunder.

1.7          End Customer.  “End Customer” means the ultimate purchaser and end user of the Products.

1.8          Epidemic Failure.  “Epidemic Failure” shall mean the occurrence of one or more material failures in Hardware (including in any embedded Firmware) supplied by Supplier during its Hardware Warranty Period (as defined below), due to a single root cause, discovered either in testing or in the field at a failure rate over any roiling 90 day period exceeding five percent (5%) of such Hardware delivered during such period.

1.9          Error.  “Error” means a reproducible failure of the Licensed Software or Firmware to perform in substantial conformity with the Specifications and applicable Documentation accompanying such Licensed Software or Firmware (if any) when delivered to Control4.  The priority level of an Error shall be determined in accordance with Schedule D.

1.10        Firmware.  Firmware means Licensed Software that is embedded in a Product.

1.11        Hardware.  “Hardware” means tangible devices or tangible system components, including any embedded Firmware that Supplier makes available to Control4 or an End Customer under this Agreement.

1.12        Intellectual Property.  “Intellectual Property” shall mean the applicable Party’s proprietary intellectual property, including without limitation the Patent Rights and the Marks, and proprietary information that is not generally known, including, and whether or not patentable, all trade secrets, know-how, data, software code, designs, specifications, material lists, drawings, algorithms, formulas, patterns, compilations, programs, samples, devices, protocols, methods, techniques, processes, procedures and results of experimentation and testing.

1.13        Inventions.  “Inventions” means any and all ideas, designs, concepts, techniques, technology, know-how, processes, methods, configurations, inventions, discoveries, and improvements, regardless of whether they are patentable or subject to protection under applicable copyright, trademark, trade secret or other laws governing the protection of Intellectual Property.

1.14        Licensed Software.  “Licensed Software” means the machine-readable,  Object-Code version of Supplier’s software (whether or not embedded in a Product as Firmware), including all related Documentation, and including any modified, updated or enhanced versions of the software or Documentation, that Supplier makes available to Control4 or an End Customer under this Agreement.

1.15        Major Release.  “Major Release” means a new release of Software supported by Supplier that adds features and functionality improving overall Product performance, efficiency and/or usability, and designated by Supplier as a replacement for a Product.

1.16        Marks.  “Marks” shall mean the applicable Party’s current and future logos, trade names, and trademarks.

1.17        Manufacturing     Know-How.  “Manufacturing Know-How” means the Specifications and information, including without limitation engineering designs, bill of materials, drawings, and the like, necessary to manufacture the Products, as well as the names and contact information for all of Supplier’s then-current suppliers and manufacturers with respect to the Products.

1.18        Minor Release.  “Minor Release” means a Supplier-designated correction, extension, or fix to an existing release of a Product, generally designed to address one or more errors or reduce the effects thereof.  A Minor Release may also include enhanced, improved or modified functionality (as determined in Supplier’s sole discretion).  All Minor Releases are provided on an “AS IS” basis only and in object code only.

1.19        Object Code.  “Object Code” means the machine-readable, executable instructions for computer programs or applications.

1.20        Party.  “Party” mean Control4 or Supplier as the context requires.  “Parties” means both Control4 and Supplier.

1.21        Patent Rights.  “Patent Rights” shall mean the patents and patent applications owned, licensed or filed by the applicable Party anywhere in the world, and all continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, additions and extensions thereof, and all supplementary protection certificates.

1.22        Price.  “Price” means the “Ex Works” price for the applicable Product as set forth in Schedule B (or as otherwise agreed to in writing by the Parties).

1.23        Product.  “Product” means those Hardware, Firmware, and Licensed Software created, designed and/or manufactured, and those Services performed by Supplier as specified in Schedule A.

1.24        Product Support Materials.  “Product Support Materials” mean those materials which Supplier is

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required to provide supplemental to the Hardware, and which are identified on Schedule A.  Such materials may include, by way of example and not limitation, Product installation guides, user manuals for End Customers, Q&A knowledgebase documentation, and documentation with information for tracking and identifying installed Products such as MAC, serial number, and installation code information.

1.25        Proprietary Information.  “Proprietary Information” means Inventions, Works, Intellectual Property, and any and all confidential, proprietary or secret information, including, without limitation, information relating to products, best-practices, templates, methodologies, research, technology, developments, services, clients, End Customers, suppliers, employees, business, operations or activities, and also similar information of any third party also divulged by the disclosing Party in connection with this Agreement.

1.26        Purchase Order.  “Purchase Order” means a written order issued by Control4 to Supplier containing information with respect to each purchase made pursuant to this Agreement, including a description of the Product to be purchased, the purchase quantity, the purchase delivery schedule, the nominated carrier, the routing instructions, the destination, and confirmation of the Price.

1.27        Schedules.  The following Schedules are appended hereto and incorporated herein as a part of this Agreement (which Schedules may be amended by the parties from time to time in a signed writing):

•                  Schedule A    Product Specifications and Support Materials

•                  Schedule B    Pricing and Terms of Delivery

•                  Schedule C    Project and Delivery Schedule and Deliverables

•                  Schedule D    Product Support

•                  Schedule E    Quality Assurance

•                  Schedule F    Out-of-Warranty Repair Process and Fees

•                  Schedule G    Customization & Works beyond Schedule A

•                  Schedule H   Control Intellectual Property; Supplier Intellectual Property

1.28        Services.  “Services” shall mean the specialized services to be provided by Supplier to Control4 pursuant to this Agreement.

1.29        Source Code.  “Source Code” means the instructions for computer programs and applications that are designed to be readable by the human eye, which when compiled or otherwise altered become usable by a computer.  Source Code includes all related diagrams, flow charts, and programmers notes.

1.30        Specifications.  “Specifications” means the physical, technical, functional and/or performance requirements for the Products as set forth more specifically in Schedule A.

1.31        Trade Secret(s).  “Trade Secret(s)” means any scientific or technical data, information, design, process, procedure, formula, or improvement that is commercially valuable to the owner and not generally known in the industry.  The obligations set forth in this Agreement as they pertain to Trade Secret(s) shall survive termination of this Agreement and continue for so long as the relevant information remains a Trade Secret(s).

1.32        Work Product.  “Work Product” means all Intellectual Property associated with any Services, Inventions, Deliverables, Works or works of authorship developed or created by Supplier during the course of performing Services pursuant to this Agreement.

1.33        Works.  “Works” means products, devices, equipment, information, data and works of authorship, including, without limitation, processes, methodologies, templates, best-practices, lists, computer source and object code, devices, formulas, drawings, artwork, notes, memoranda, specifications, and documents of any nature, and all copies thereof, whether stored electronic or otherwise.

2.                                      Grant of Rights.

2.1          Control4 Appointment.  Subject to the terms of this Agreement, Supplier hereby appoints Control4, and Control4 hereby accepts appointment, as an exclusive reseller to sell and license the Products worldwide to Control4 customers and End Customers.  The foregoing appointment is subject to the license and the other terms and conditions set forth herein.

2.2          License Grants.  Subject to the terms of this Agreement:

2.2.1       Supplier grants to Control4, and Control4 accepts a perpetual, exclusive royalty-free license in and to that portion of the Supplier Intellectual Property identified on Schedule H, for Control’s use in making, having made, marketing and selling the Products worldwide.

2.2.2       During the Term, Control4 grants to Supplier, and Supplier accepts a personal, non-transferable, indivisible, revocable and non-exclusive license in and to that portion of the Control4 Intellectual Property identified on Schedule H, or that Control4 delivers or discloses to Supplier from time to time and indicates, at the time of such disclosure, that such Control4 Intellectual Property, and the disclosure thereof by Control4 to Supplier, is subject to the terms of this Agreement, solely for Licensee’s use in developing and

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manufacturing each Product, and selling the same to Control4 only.

2.2.3       Restrictions on Use.

2.2.3.1    Supplier acknowledges that the Control4 Intellectual Property constitutes valuable trade secrets of Control4.  Accordingly, Supplier will not do any of the following without Control4’s prior written consent: (a) modify, adapt, alter, translate, or create Derivative Works from the Control4 Intellectual Property; (b) sublicense or sell the Control4 Intellectual Property to any third party; (c) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Control4 Intellectual Property.

2.2.3.2    Control4 acknowledges that the Supplier Intellectual Property constitutes valuable trade secrets of Supplier.  Accordingly, Control4 will not do any of the following without Supplier’s prior written consent: (a) modify, adapt, alter, translate, or create Derivative Works from the Supplier Intellectual Property; (b) sublicense or sell the Supplier Intellectual Property to any third party except as specifically permitted in this Agreement; (c) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Control4 Intellectual Property

2.3          Products.  Supplier will design, manufacture and ship to Control4 the Products in accordance with the Specifications set forth in Schedule A, including any applicable Hardware, Firmware and Licensed Software.

2.4          Testing, Certifications and Standards.  The parties may identify on Schedule A any testing, technical certifications and standards which Products must receive or meet, respectively; and the parties may identify on Schedule B any additional compensation (if any) for Supplier related to such certifications and standards.  Unless specifically provided on Schedule A, Supplier shall not be responsible for causing applicable Products to achieve specified certifications and standards prior to delivery.

2.5          Initial Delivery Time Frame.  Subject to the availability of all requisite parts and/or components on the open market through normal commercial channels within the time frame that was specified for parts purchasing in the Schedule A, Supplier will adhere to the initial delivery time frame specified in Schedule C.  Subsequent delivery time frames will be set forth in the applicable Purchase Orders.

2.6          Change of Product Specifications: Design Changes.  Supplier may not exclude or discontinue Products set forth on Schedule A, nor make changes or modifications in Specifications, construction, or design of said Products to be delivered to Control4, during the Term, without first receiving Control4’s written consent, which shall not be unreasonably withheld.

2.7          Effect of Product or Design Chances.  Any mutually agreed to and executed Product changes, whether suggested by Control4 or Supplier, shall be governed by and shall not change any other terms of this Agreement, including Supplier’s warranty of Product, unless mutually agreed to in writing and attached as an amendment hereto.

2.8          Additional Products.  Additional Products may be added to Schedule A upon the mutual agreement and written Change Order agreed upon by both Control4 and Supplier.  In such event, the development, manufacturing, and sale of such additional Products shall be made in accordance with the terms of this Agreement.

2.9          Product Support.  Supplier will provide to Control4 support for each Product as set forth more specifically in the Service Level Agreement appended as Schedule D (“Product Support”).

2.10        Control4’s Obligation.  Subject to Supplier’s compliance with its obligations hereunder, Control4 agrees to purchase via Purchase Order the Products specified in Schedule A at the price specified in Schedule B.

2.11        Supplier’s Obligation.  In consideration of Control4’s purchase commitments in this Agreement, Supplier agrees to commit to the design and development, production, and manufacturing of the Product, including without limitation completing all necessary design implementations, hiring necessary staff and other resources, and committing to the development of proper tooling for manufacturing and/or applicable testing of the Products set forth in Schedule A.

2.12        Pre-Existing Intellectual Property.  Nothing herein shall be deemed to constitute a transfer, sale or conveyance by one Party to the other Party of any ownership interest in such Party’s Intellectual Property that was owned or developed by it prior to the Effective Date.

2.13        Works Made for Hire.  Any and all Services, Inventions, Works, Work Product and Deliverables, prepared by Supplier pursuant to this Agreement (whether or not they are made, conceived or reduced to practice using Control4’s data or facilities) which are made, conceived, developed, reduced to practice, or created by Supplier (whether alone or jointly with Control4 and/or one or more independent contractors), shall be considered “WORKS-MADE-FOR-HIRE” and shall be the sole property of Control4.  Supplier agrees to and hereby does assign to Control4, without further compensation, all right, title and interest in any such Services, Inventions, Work Product, Deliverables and Works, and in all Intellectual Property contained therein.  Supplier hereby grants Control4 a perpetual, royalty-free license to use any pre-

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existing materials, concepts, processes or information contained or expressed in Supplier’s work, Services, Work Product or Deliverables hereunder.

2.14        Assignment of Intellectual Property.  Supplier will promptly disclose to Control4 any and all Inventions and Intellectual Property and will assist Control4 in obtaining and enforcing, for Control4’s benefit, patents and any other Intellectual Property rights relating thereto in any country.  Upon request, Supplier will execute all applications, assignments, instruments and papers and perform all acts necessary or desired by Control4 to assign all such Inventions, and Intellectual Property relating thereto, fully and completely to Control4 and to enable Control4, (including its successors, assigns and nominees) to secure and enjoy the full benefits and advantages thereof.  In the event Supplier fails or refuses to sign any document or documents reasonably requested by Control4 to allow it to apply for or prosecute any patent, copyright or mask work registration, or other right or protection relating to an Invention, Deliverable, Work or Work Product, whether because of Supplier’s physical or mental incapacity or for any other reason, Supplier hereby irrevocably appoints Control4 and its authorized officers and agents as its agent and attorney-in-fact, to act in Supplier’s behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or mask work registrations, or similar protections with the same legal force and effect as if executed by Supplier.

2.15        Residual Rights.  Notwithstanding anything to the contrary herein, Supplier shall be free to use and employ its general skills, know-how and expertise gained or learned during the course of any Work Order, so long as it acquires such information without disclosure or use of any Control4 Proprietary Information or any Work Product, Works, Deliverables, Inventions or Intellectual Property of Control4.

3.                                      Ordering and Delivery of Products.

3.1          General.  The purchase and sale of the Products shall be made against specific written Purchase Orders submitted by Control4 to Supplier during the term of this Agreement.  All Purchase Orders for Product submitted by Control4 (by either facsimile or email) shall state the following: (a) Control4’s name and address; (b) the description of the Products ordered; (c) the quantities of Products ordered as per Schedule A; (d) the desired delivery dates; (e) the destination of the Products ordered; and (f) the price(s) for the Products ordered.  Control4 shall mail, email and/or fax each Purchase Order to Supplier.  Supplier shall acknowledge by facsimile or email the details of the Purchase Order within two (2) business days of receipt of the Purchase Order.

3.2          Acceptance.  All Purchase Orders (and any amendments thereto) are subject to acceptance by Supplier, which acceptance may not be withheld for any Purchase Order falling within the scope of the agreed quantities and delivery dates set forth in Schedule B (if any) and issued within the agreed upon Product lead time.  Acceptance shall be indicated by return of an email or facsimile appropriately signed by Supplier, so as to indicate acceptance, conditional or otherwise, of any such order of Products.  Any Purchase Order that is not rejected by Supplier within five (5) business days of the day sent by Control4 shall be deemed automatically accepted by Supplier.

3.3          Conflicting Provisions.  If any conflict arises between the terms stated in any Purchase Order and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.  Any term of a Purchase Order that is in conflict with, omitted or contradictory to this Agreement will be null and void.  The remaining terms and commitment of the Purchase Order will still remain valid and binding.

3.4          Affiliates.  This Agreement is entered into by Control4 for the benefit of itself and its affiliated companies (if any), each of which shall be deemed to be a third-party beneficiary of this Agreement.  Control4’s affiliated companies will be entitled to place Purchase Orders with Supplier subject to the terms and conditions herein contained.

3.5          Deviation from Purchase Orders.  Following acceptance of a Purchase Order, Supplier may not reject or deviate from the Purchase Order without Control4’s written approval in Control4’s sole discretion.  Control4 may from time to time need to pull in a delivery date or push out a delivery date to accommodate changes in schedules and End Customer demand.  Such changes can be made in accordance with the terms outlined in the Pricing and Terms of Delivery Schedule of this Agreement.

3.6          Time of the Essence.  Time is of the essence with respect to delivery of ordered Products by specified delivery dates.  [LIQUIDATED DAMAGES?]

4.                                      Term.  Unless terminated as provided herein, this Agreement will be effective for a period of four (4) years from the Effective Date (“Initial Term”).  Upon the expiration of the Initial Term, this Agreement will automatically renew for successive periods of one (1) year (each a “Renewal Term”) unless terminated at the end of the Initial Term or any Renewal Term by either Party by delivering written notice of the intent to terminate not less than (or a minimum of) one hundred and eighty (180) days prior to the end of the Initial Term or Renewal Term, as applicable.

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5.                                      Pricing.

5.1          Prices.  The applicable Price for each Product ordered hereunder is set forth in Schedule B,

5.2          Taxes.  The Prices specified in Schedule B for each Product are exclusive of any other federal, state or local sales, use, excise, or other similar taxes or duties, which Supplier may be required to collect or pay as a consequence of the sale or delivery of any Products to Control4.  Supplier shall include all required taxes as a separate line item on each invoice.  Control4 shall not be responsible for the payment or reimbursement of any tax not properly invoiced by Supplier, or for any taxes based on Supplier’s income.

5.3          Price Changes.  Any change in the Price payable for any Product shall be made only upon written agreement of the Parties.

5.4          Cost Reductions.  Supplier shall provide to Control4 regular cost reductions to occur semi-annually from the date of execution of this Agreement or as mutually agreed between the Parties in writing.  Such reductions may be either through manufacturing efficiency gains, through component pricing improvements or through cost reductions, so long as any component changes are approved by Control4 in advance and in writing.

6.                                      Delivery.

6.1          General.  All Products shall be delivered to Control4 (or its designated location) Ex Works Supplier’s facility as specified in the applicable Purchase Order, using Control4’s specified standard shipping.  The Product shall be packed and marked for shipment in accordance with Schedules A and B.  Supplier shall have no liability for any events occurring during shipment except in cases where Product is not packaged in accordance with Schedule A.  In the event that Supplier is unable to meet the delivery date at the specified location as set forth in the Purchase Order, Supplier is responsible for any incremental fees associated with expedited shipping to ensure fastest freight and delivery to Control4, as well as incremental expediting fees associated with ongoing shipments, until Supplier is caught up on deliveries to Control4.

6.2          Title: Risk of Loss.  Title to and risk of loss or damage on any Product shall pass to Control4 upon Supplier’s delivery of such Product to the carrier specified by Control4.

6.3          Time of the Essence.  Each Party acknowledges that timely completion of applicable development schedule milestones, as outlined in Schedule C, are of the essence and vital to the success of this business arrangement set forth herein.

7.                                      Inspection and Acceptance.

7.1          Testing and Inspection.  Control4 may inspect and perform tests of the Products at any reasonable time and place.  If such inspection or testing is made on Supplier’s premises, Control4 shall provide Supplier with ten (10) business days advance notice and Supplier shall provide reasonable facilities for such inspection and testing.

7.2          Acceptance.  Final inspection and acceptance by Control4 shall be conducted within ten (10) business days of the receipt of the applicable Products at Control4’s specified receiving destination (except as otherwise agreed in writing, signed by both Parties).  Any Products not rejected within such ten (10) business day period shall be deemed to be accepted by Control4.

7.3          Rejection.  Control4 may, within ten (10) business days of receipt of any Products at Control4’s receiving destination, reject Products that fail to conform to the applicable specifications and test procedures specified in Schedule A.  In the event of a rejection, the provisions of Section 8 shall apply to any such rejected Products.

8.                                      Warranty.

8.1          Product Warranty.  Supplier warrants to Control4 and its End Customers that for a period of twenty-four (24) months from the date of sale by Control4 to the End Customer (excluding prototype or qualification units not intended for delivery to End Customers), that the Products will conform to the Specifications as per Schedule A, and will be free from manufacturing defects in materials and workmanship under normal use and service.  In the event that there is an issue with one of Supplier’s component suppliers that results in an issue for Control4 that has not been previously specified, Supplier will provide support to work with such component supplier to correct the issue.  As set forth below in Section 9, Control4 may return directly to Supplier any defective Product that does not conform to the Specifications.  For products out-of-warranty or damaged due to misuse, Control4 may request that Supplier perform repairs, in which event Control4 agrees to pay the specified repair fees as per Schedule F.  Supplier warrants such repairs for three (3) months (workmanship only).

8.2          Software or Firmware Warranty; Enhancement.  Where applicable and as part of the Product Warranty set forth above, Supplier shall fix, without charge, any reproducible software or firmware defect that is documented by Control4.  In the event that a reproducible software or firmware defect occurs following release of an update or upgrade to a Control4 controller, and in the event the firmware is demonstrated to work properly with the prior version of the Control4 controller, then revising the software or firmware to attain compatibility with the new release shall

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be categorized as an enhancement project which is performed as Additional Work as described in Schedule G.

8.3          Refund.  Supplier’s liability for warranty claims hereunder is limited to a refund of the purchase price then paid to Supplier for any defective Products, whether Supplier’s liability arises from any breach of Supplier’s express warranty, breach of any obligation arising from breach of warranty, or otherwise with respect to the manufacture and sale of any Products hereunder.

8.4          CLASS QUALITY ISSUE.  IN THE EVENT THAT THERE IS A CLASS QUALITY ISSUE WITH ANY PRODUCT PROVIDED BY SUPPLIER TO CONTROL4 THAT REQUIRES A FIELD RECALL FOR PRODUCTS UNDER WARRANTY AND IT IS DETERMINED THAT QUALITY ISSUE IS RELATED TO MANUFACTURING OR COMPONENT ISSUES OR ERRORS IN THE PRODUCT SPECIFICATION BY SUPPLIER, SUPPLIER WILL BE RESPONSIBLE FOR SPECIFIC COSTS RELATED TO THE RECALL, REPAIR, AND REPLACEMENT OF PRODUCT IN THE FIELD.

8.5          Additional Warranties.  Supplier hereby represents and warrants to Control4 that:

8.5.1       Supplier has and will convey to Control4, upon payment in full, good title to the Products, free and clear of all liens and other security interests;

8.5.2       The Products and any accompanying user manuals and product documentation (if any; “Materials”)), and the use, distribution, and resale thereof by Control4 do not and shall not infringe upon, misappropriate, or violate any patent, copyright, trade secret, trade name, trademark, or any other proprietary right of any third party; and

8.5.3       The Products and Materials shall be compliant with all applicable government or administrative electrical, environmental and emissions standards in countries for which they are designed for use (as specified in Schedule A); any additional compliance and/or markings are Control4’s responsibility.

8.6          No Other Warranties.  EXCEPT AS SPECIFIED HEREIN, CONTROL4 AND SUPPLIER EACH HEREBY DISCLAIM ALL EXPRESSED OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY , EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

9.                                      Return-to-Vendor Process.

9.1          General.  All Products returned to Supplier under a warranty claim require a Return To Vendor (RTV) number, which will be issued by Supplier upon request.  All Products returned to Supplier must have the RTV number clearly marked on the outside of each box returned.  Returned Product must be packaged in a way that prevents any damage during shipment.  Any Product that is damaged in shipment will be the responsibility of the Party making the shipment.  Control4 is responsible for one-way freight to Supplier for returned product and the Supplier is responsible for one-way freight to Control4.

9.2          Non-Warranty Repair.  Clear signs of Control4 caused damage or Products that appear to have been used in a manner contrary to the Product specifications are subject to be processed under “Non-Warranty Repair.” In such case, Control4 will be notified of the change in return status.  At Control4’s option, the Product can then be repaired at cost or returned “as is” to Control4.  In the case of any non-warranty repair, Control4 shall assume all shipping charges.

9.3          All authorized RTV’s will be either be replaced with conforming product shipped to Control4 at Supplier’s expense at the time of receipt of non-conforming product, or Supplier will issue a credit to Control4 for the full purchase price of the Product.  In the

10.                               Limitation of Liability.  EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY ACTION ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INTENTIONAL CONDUCT OR OTHERWISE, INCLUDING WITHOUT LIMITATION, DAMAGES RELATING TO THE LOSS OF PROFITS, INCOME OR GOODWILL, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THIS SECTION IS NOT INTENDED TO LIMIT AND SHALL NOT BE CONSTRUED TO LIMIT THE OBLIGATIONS OF EITHER PARTY TO DEFEND AND FULLY INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES TO THE EXTENT REQUIRED BY SECTION 16.

11.                               Change Orders

11.1        Change Orders Submitted by Control4.  Control4 may, by written Change Order, request changes in the drawings, designs, specifications, software, packaging or packing requirements concerning the Product, and/or request

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additional services from Supplier.  Upon Supplier’s receipt of a proposed Change Order, Supplier shall determine within twenty (20) business days any corresponding change in Price, and shall provide Control4 with a statement setting forth any such Price changes.  Change Orders shall not be effective until signed by both Parties.

11.2        Change Orders Submitted by Supplier.  At any time, Supplier may recommend to Control4 proposed changes in the drawings, designs, specifications, process changes, or packaging or packing requirements that are expected to result in improved Product reliability or cost reduction.  Implementation of Supplier’s recommendations shall only be made upon receipt of authorization by Control4 in the form of a written Change Order.  Change Order costs shall be negotiated between Supplier and Control4 and shall be outlined in the applicable signed Change Order.

11.3        Effect of Change Orders.  Upon written agreement by the Parties as to any proposed Change Order, any resulting Price change shall apply to any subsequent Purchase Order with respect to which the change is effective, and Schedule B shall be amended accordingly.  Modifications or changes to Products that are not provisioned in Schedule A, which by their nature require additional effort or deliverables on the part of the Supplier, are considered as extra work and shall be invoiced separately.  The costs of such modifications are calculated on an hourly basis and charged as per Schedule G.

12.                               Discontinuation and Modification of Product

12.1        Availability of Products.  Except as provided below in Section 12.2, during the term of this Agreement, Supplier shall continue to manufacture and offer each of the Products for sale to Control4.

12.2        Discontinuation of a Product.  Supplier may discontinue providing any particular Product to Control4 upon nine (9) months prior written notice.  After the discontinuation of any particular Product, Supplier shall continue to honor all warranty and the RTV processes outlined in Sections 8 and 9 for twenty four (24) months.

12.3        Modification of Products.  Any Product modification developed specifically for Control4 by Supplier shall be work made for hire and shall be the property of Control4 (including but not limited to all IP, documentation, and tooling).  All such modifications will be maintained with latest, up to date information/items, and shall be deemed to be Control4 Confidential.

13.                               Payment and Invoice.

13.1        Payment Terms.  Unless otherwise agreed in Schedule B or a writing by Control4, payment for any Purchase Orders shall be due sixty (60) days from delivery of the Products to Control4.  All transactions must be valued and paid in United States currency.

13.2        Partial Shipments.  When partial shipments are made, Supplier shall invoice Control4 in accordance with this Agreement for the quantity of conforming Products shipped at the agreed upon Price for such Products,

14.                               Termination.

14.1        Termination for Breach.  Either Party may terminate this Agreement if the other Party violates any material provision of this Agreement and fails to correct or cure any such violation within thirty (30) days after receipt of written notice of such violation.  In addition, should either Party be adjudicated to be bankrupt or insolvent, or should a receiver or liquidator be appointed for its business or assets, or should an assignment be made for the benefit of such Party’s creditors, or should such Party file or have filed against it a petition for winding up its affairs, or should such Party file or have filed against it a petition under any applicable bankruptcy statutes or regulations or should such Party attempt to assign this Agreement without the written consent of the other Party being first obtained, then the other Party shall be entitled to terminate this Agreement effective immediately upon delivery of notice of such election to the other Party.

14.2        Effect of Termination.  Any undisputed and properly invoiced payment obligations of Control4 owed to Supplier shall survive expiration or termination of this Agreement for any reason.

14.3        Right to Market and Distribute.  In the any event resulting in Termination, Control4 shall retain the right to market and distribute any remaining inventory purchased from Supplier.

15.                               Source Code Escrow

15.1        Escrow Deposit.  Within thirty (30) days of the Effective Date, Supplier shall enter into a third party escrow agreement (“Software Escrow Agreement”) approved by Control4, with an escrow agent (“Software Escrow Agent”) for the benefit of Control4, and within five (5) days thereafter shall deposit a copy of the current version of the source code for the Supplier Intellectual Property identified in Schedule H with the Software Escrow Agent under the Software Escrow Agreement.  Supplier will update the escrow with the source code as soon as reasonably possible after they are made generally available to Supplier’s customers or made available to Control4 (whichever comes sooner).

15.2        Release Conditions.  Control4 shall have the right to obtain from the Software Escrow Agent one copy of

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all source code in escrow, under any of the following conditions (each a “Release Condition”):

15.2.1     A receiver, trustee, or similar officer is appointed for the business or property of Supplier;

15.2.2     Supplier files a petition in bankruptcy, files a petition seeking any reorganization, makes an arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors;

15.2.3     Any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against Supplier and not stayed, enjoined, or discharged within thirty (30) days;

15.2.4     Supplier takes any corporate action authorizing any of the foregoing;

15.2.5     Any similar or analogous proceedings or event to those in sub paragraphs (a) through (d) above occurs in respect of Supplier within any jurisdiction outside the USA; or

15.2.6     Control4 determines in good faith that Supplier has failed to or is unable to support, maintain, manufacture and/or deliver the Licensed Software, or the Products, as applicable, as required under this Agreement for a period of at least twenty (20) days, Control4 gives written notice of such determination to Supplier, and Control4 in good faith determines that Supplier has failed to support and maintain the Licensed Software or Products as required under this Agreement within ten (10) days following receipt of such notice; or

15.2.7     A force majeure event (as described below) prevents Supplier from supporting, maintaining, manufacturing and/or delivering the Licensed Software or Product as required under this Agreement for a period of at least thirty (30) days/

16.                               Escrow of Manufacturing Know-How

16.1        Escrow Deposit.  Within thirty (30) days of the Effective Date, Supplier shall enter into a third-party escrow agreement (“Manufacturing Escrow Agreement”) approved by Control4 with an escrow agent ( “Manufacturing Escrow Agent”), and within five (5) days thereafter shall deposit a copy of its current Manufacturing Know-How with the Manufacturing Escrow Agent under the Manufacturing Escrow Agreement.  Supplier will update the escrow with the up-to-date Manufacturing Know-How as soon as reasonably possible after material changes are known to Supplier.

16.2        Release Conditions.  Control4 shall have the right to obtain from the Manufacturing Escrow Agent one (1) copy of the Manufacturing Know-How, upon the occurrence of a Release Condition.

16.3        License Grant.  Upon release of the Manufacturing Know-How from escrow pursuant to this Section (“Escrow of Manufacturing Know-How”), Control4 may, directly or through its contractors and suppliers:

16.3.1     Use the Manufacturing Know-How (including without limitation all Supplier Intellectual Property Rights related thereto) to manufacture or have manufactured Products solely for resale and uses of Products otherwise permitted under this Agreement, and to improve, enhance and create Derivative Works of the Products and various components thereof.  Control4 shall own all such Derivative Works created by or for Control4.  Supplier shall execute such documents and take such steps as Control4 reasonably requests to perfect Control4’s ownership of the intellectual Property Rights in such Derivative Works.

16.3.2     Enter into agreements with Supplier and/or Supplier’s suppliers for the continuing supply of Products to Control4.  In addition, Control4 shall be permitted to share access to the Manufacturing Know-How with other customers and contractors of Supplier who otherwise have access to Supplier’s Manufacturing Know-How.

16.4        Assistance.  If Control4 elects to have the Manufacturing Know-How released from escrow pursuant to this Section, Supplier shall provide reasonable and prompt cooperation to assist Control4 in establishing a source of Products supply using the Manufacturing Know-How.

17.                               Force Majeure:  Neither Party to this Agreement shall be liable to the other for non-performance due to causes not reasonably within its control; including but not limited to fire, flood, war, embargo, riot, or intervention of any governmental authority, provided, however, that the Party suffering such delay immediately notifies the other Party in writing, of the reasons for the delay and, if possible, the duration of such delay.

18.                               Confidentiality; Non-Compete; Non-Solicitation

18.1        Proprietary Materials.  From time to time during the performance of this Agreement, each Party may deliver certain Proprietary Information to the other Party hereunder.  All such Proprietary Information shall be deemed “Confidential information” as described in this Section 16, and, as between the Parties hereto, the Party providing such materials shall be deemed the owner, except as otherwise provided in this Agreement.

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18.2        Confidentiality Obligations.  During the term of this Agreement and for a period of five (5) years thereafter, each Party hereto shall hold the Confidential Information in strict confidence and shall not permit the use or disclosure of any such Confidential Information by or to any person or entity (excluding party employees, attorneys, and subcontractors who may have access to Confidential Information on a need-to-know basis) unless such use or disclosure is specifically authorized in writing by the Party providing the Confidential Information.

18.3        Treatment of Confidential Information.  Each Party shall take appropriate action and utilize the same effort to safeguard Confidential Information as it utilizes to protect its own trade secrets or proprietary information, but at a minimum, each Party shall undertake reasonable precautions to protect the Confidential Information.  Without limitation on the foregoing, each Party shall: (i) advise its own employees who have access to the Confidential Information and others for whom the other Party has given written consent to disclose the Confidential Information, of the confidential nature of the Confidential Information; (ii) ensure by agreement or otherwise that the confidential Information is prohibited from being disclosed to any additional third parties except to the extent required to carry out obligations under this Agreement; and (iii) require that such Confidential Information be kept in a reasonably secure location.

18.4        Compliance with Law.  In the event that a Party hereto is required by law or by any legal process, including interrogatories, requests for information or documents, subpoena, civil investigative demand, depositions, or similar legal process, to disclose any Confidential Information, such Party shall provide the other Party with reasonably prompt, written notice of such request or requirement so that the other Party may seek, at its own cost, an appropriate protective order if it deems it appropriate to do so.  If, in the absence of a protective order or the receipt of a waiver hereunder, the compelled Party is nonetheless, based on the advise of the Party’s legal counsel, required by law to disclose Confidential Information, such Party may disclose only that portion of the Confidential Information which such Party’s counsel reasonably believes the Party is legally required to disclose, and will undertake reasonable efforts to obtain assurance that the Confidential Information will receive confidential treatment.

18.5        Use of Confidential Information.  The Confidential Information shall be used by each Party solely in the course of performing its obligations hereunder.  The Parties shall not make Confidential Information available for use by or for the benefit of any other third party, whether or not for consideration.

18.6        Return of Confidential Information.  Each Party will return to the other Party or destroy (and certify to the other Party that such destruction has taken place) all Confidential Information in written form provided by the other Party, including any copies, upon termination of this Agreement Notwithstanding the foregoing, neither Party shall be required to destroy any of the other Party’s Confidential Information that is stored electronically as part of such Party’s disaster recovery program (provided that such Party shall maintain the confidentiality of any such electronically retained Confidential Information).

18.7        Limitations.  The obligations set forth in this Section 16 do not apply if and to the extent the Party receiving Confidential Information establishes that: (i) the information disclosed to it was already known to it without obligation to keep it confidential; (ii) it received the information in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential; (iii) the information was publicly known at the time of its receipt by it or has become publicly known other than by a breach of this Agreement; (iv) the information is independently developed by it without use of the other Party’s Confidential information; or (v) it was disclosed under operation of Law, provided that the receiving Party has promptly notified the disclosing Party of any legal process requiring production of Confidential Information prior to compliance and has taken all reasonable precautions, including a protective order if so requested by disclosing party to insure confidential treatment of any information.

19.                               Indemnification.

19.1        By Supplier.  Supplier will indemnify, hold harmless and defend Control4, at Supplier’s expense, against any loss, injury, expense or damage arising from any claim brought against Control4 alleging that its sale of the Products in accordance with the terms of this Agreement infringes a third party’s copyright, patent or trade secret or other intellectual property rights, and will indemnify and hold Control4 harmless against all losses in connection with any such claims.

19.2        By Control4.  Control4 will indemnify, hold harmless and defend Supplier, at Control4’s expense, any claim brought against Supplier alleging that Supplier’s use, in accordance with the terms of this Agreement and where applicable, of materials provided to Supplier by Control4 infringes a third person’s copyright, trade secret or patent, and will indemnify and hold Supplier harmless against alt losses in connection with any such claims.

19.3        General.  The Party entitled to indemnity under this Section (“Indemnified Party”) shall give the other Party (“Indemnifying Party”) written notice of any claims resulting in an obligation of indemnification under this Section.  The Indemnified Party shall provide reasonable assistance in the defense and the settlement of a claim at the

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Indemnifying Party’s expense.  The Indemnifying Party shall not settle a claim without the written consent of the Indemnified Party; such consent shall not be unreasonably withheld.  The Indemnifying Party will obtain the prior written approval, which approval will not be unreasonably delayed or withheld, of the Indemnified Party in respect of any non-cash aspects of a proposed settlement of such claim from the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim.

20.                               Notices.

20.1        General.  All notices permitted or required pursuant to this Agreement shall be written in the English language and shall be either (1) hand-delivered, (2) deposited with a nationally recognized overnight delivery service, (3) deposited with the United States Post Office, certified mail, return receipt requested, postage prepaid.  All notices other than those sent by facsimile transmission shall be deemed to have been served when actually received, or upon refusal of delivery.  All notices shall be addressed to the parties to whom such notices are intended as set forth below:

20.1.1     If to Control4:

Control4 Corporation
Attn:
11734 S.  Election Road, Suite 200
Salt Lake City, Utah 84020-6432

Copy to Control4 General Counsel

20.1.2     If to Supplier:

20.2        Change of Address.  Either Party may change its address by giving notice to the other in accordance with this Section.

20.3        Exceptions.  Regular business communications such as Purchase Orders, engineering Change Orders, corrective action requests, and the like may be sent via electronic mail or facsimile to appropriate individuals within either Supplier, Any regular business communication that will be relied upon as a material legal document must be delivered via one of the means noted above.

21.                               General.

21.1        Independent Contractors.  In performing their respective obligations hereunder, each of the Parties shall operate as and have the status of an independent contractor and shall not act as or be joint venturers, or an agent or employee of the other Party.  Neither Party shall have any right or authority to assume or create any obligations of any kind or to make any representations or warranties on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

21.2        Amendments.  Any mutually agreed terms which may be specified during the continuance of this Agreement, or any extension hereof, shall be incorporated into this Agreement in the form of an addendum signed by both Parties and attached hereto.

21.3        No Waiver.  No failure or delay by either Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.  No waiver of any term or condition of this Agreement shall be effective, unless it is in writing and signed by the Party against whom such waiver or modification is sought to be enforced.  The express waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any similar right or default on any subsequent occasion.

21.4        Invalidity.  Should any provision of this Agreement be determined to be void, invalid or otherwise unenforceable by any court or tribunal of competent jurisdiction, such determination shall not affect the remaining provisions hereof which shall remain in full force and effect.

21.5        Choice of Law; Jurisdiction

21.5.1     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, USA, without regard to provisions relating to conflicts of laws.

21.5.2     The Parties agree that if any legal proceeding is commenced to interpret or enforce the provisions of this Agreement, the Utah District Court in and for the County of Salt Lake shall have exclusive jurisdiction over the matter.  Control4 and Supplier each consents to the personal jurisdiction of such Court.  All legal fees including but not limited to attorney fees will be paid by the non-prevailing Party in any Segal dispute.

21.6        Entire Terms and Conditions.  The headings, font and bold and underlined type to the portions of this Agreement are for the convenience of the Parties only and have no legal effects.  This Agreement along with its Schedules constitutes the entire agreement between the Parties and may only be amended by an express, written document signed by the authorized representatives of both Parties.

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21.7        Copies.  All copies duly signed and executed by both Parties shall be deemed to be originals of this Agreement.

21.8        Authority.  The persons executing this Agreement on behalf of Control4 and Supplier represent and warrant that they each have the requisite corporate authority to do so and that their execution of this Agreement is not subject to any further ratification or approval whatsoever.

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Schedule A - Product Specifications; Product Support Materials

Below are the technical specifications for the Products) to be designed and/or manufactured by Supplier for Control4.  Consistent with the Agreement, upon completion of the design and effective when volume production commences, and unless an alternate timeframe is mutually agreed upon by both Parties in advance and in writing, Control4 must be notified prior to any changes to the bill of materials, approved vendor list or any other ECO changes at least four (4) weeks in advance of the implementation of any such change.  Depending on the type of change, Control4 may elect to have Supplier re-qualify such changes for the affected Product(s) to confirm there are no negative changes to form, fit, or function of the below specified Product(s).  Any Product changes not approved in advance by Control4 may be deemed non-conforming material and in such event shall be rejected and returned to Supplier for repair or replacement at Supplier’s expense.

1.                                      Product Specifications for all Hardware, Firmware and Licensed Software will be agreed upon in a writing signed by both parties after the Effective Date.

2.                                      The Acceptance Test Criteria for each of the Products set forth in Section 1 of this Schedule A will be agreed upon in a writing signed by both parties after the Effective Date.

3.                                      Supplier shall provide the Product Support Materials for each of the Products set forth in Section 1 of this Schedule A as identified and agreed upon in a writing signed by both parties after the Effective Date.

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Schedule B - Pricing and Terms of Delivery

1.                                      Supplier will provide the following Product(s) in accordance with Schedule A:

a.                                      The Products will be agreed upon in a writing signed by both Parties after the Effective Date.

2.                                      Product Pricing (for each Product outlined in Schedule A)

a.                                      Pricing for each Product identified above in Section 1.a of this Schedule B will be agreed upon in a writing signed by both Parties after the Effective Date.

3.                                      Sample pricing

a.                                      Sample Pricing for each Product identified above in Section 1.a of this Schedule B will be agreed upon in a writing signed by both Parties after the Effective Date.

4.                                      Terms of Delivery

a.                                      Delivery is Ex Works Supplier’s facility.

b.                                      All units shall be bundled and packaged in accordance with the Schedule A.

c.                                       Shipments shall include accompanying documentation for build date and test data in accordance with the Schedule A.

d.                                      Unless otherwise expressly stated, Control4 agrees to pay all properly executed and undisputed Invoices within forty-five (45) days of receipt of a valid invoice or the date on which the entire delivery associated with the total Purchase Order amount is delivered to and accepted by Control4, whichever is later.  This payment term as defined is in effect for any term noted in this Agreement as “payment upon/from invoice date” or “payment upon/from date of receipt of valid invoice.”

e.                                       Upon request, Control4 may review Supplier financial under appropriate NDA with to satisfy any query required for Supplier to establish appropriate credit limit for Control4.

f.                                        Supplier agrees to pay for all expedited shipping for late deliveries and as may be required to meet delivery schedule as defined by Control4 in the Agreement.

g.                                       Other than the customized and/or Control4 specific related materials, Control4 is not responsible for raw materials ordered by Supplier that exceed those requirements to support Control4 valid and existing Purchase Orders at component lead time.

h.                                      Control4 may alter a valid Purchase Order by any amount up to the date of longest component lead time plus the manufacturing and testing time required.  Control4 may alter a valid Purchase Order by any amount and upon receipt of such change request from Control4 by Supplier, and subject to various lead times of the Products, Supplier will make commercially reasonable efforts to increase or decrease the quantity of Products requested in a valid Purchase Order.

i.                                          Any two (2) contiguous production shipments in which Supplier provides less than 98.5% on time delivery as measured by the delivery date stated on a Purchase Order and accepted by Supplier, may be considered a material breach of the Agreement by Supplier.

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5.                                      Packaging Requirements:

a.                                      Exterior Packaging: Exterior packaging requirements for each Product identified above in Section 1a of this Schedule B will be agreed upon in a writing signed by both Parties after the Effective Date.

b.                                      End Customer Packaging: End customer packaging requirements for each Product identified above in Section 1.a of this Schedule B will be agreed upon in a writing signed by both Parties after the Effective Date.

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Schedule C - Project and Delivery Schedule; Deliverables

1.                                      The Project and Delivery Schedule for each Product identified in Section 1.a of Schedule B will be agreed upon in a writing signed by both Parties after the Effective Date.

2.                                      The Deliverables will be agreed upon in a writing signed by both Parties after the Effective Date.

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Schedule D - Product Support

Product Support

1.1                               If requested, Supplier shall provide operating documentation for the Product hardware and any applicable software.  Control4 shall be entitled to use the information to generate corresponding documents for Control4’s Products but Supplier shall not be held liable for any inadvertent errors associated with said documentation.

1.2                               Supplier shall also provide reasonable support to Control4.  However, Supplier shall not be held responsible for any misrepresentations or any error in Control4’s marketing of the Product to the public.

1.3                               There may be occasions where Control4 may desire Supplier, and Supplier is willing, to implement proprietary customization to hardware components of the Product.  Control4 and Supplier agree that such customization will be a separate activity and fees for such shall be quoted as NRE.  Any agreement relating to such customization shall be in writing, endorsed by Supplier and Control4, and attached to this document.  See Schedule G for more detail.

1.4                               Should Control4 require developmental support, such support shall be provided to Control4 on a case by case basis.

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Schedule E - Quality Assurance Requirements

The following Quality Assurance Requirements are the basis for technical and organizational conditions and processes and shall be applied by both Supplier and Control4 in order to meet quality goals of each Party.  The minimum requirements for the Quality Management System of both Parties are specified below.  Rights and duties in view of supplied Product quality are regulated.  Supplier shall provide technical and organizational conditions in order to produce and supply high quality Products.  If at any point after the failure rates at Control4’s IQA exceed 0.5%, Control4 may consider Supplier to be in material breach of this Agreement.  During the 24-month warranty period after the date of sale by Control4, if any Products have been returned for repair and shipped back to Control4 with multiple instances of test failure or failure to meet the Specifications as defined in this Agreement, then Supplier shall replace the unit with a new unit at no extra charge or cost to Control4.

1.                                      Quality Management System at the Supplier

Supplier agrees to introduce and maintain a Quality Management System based on ISO 9001:2000 with the obligation to set a zero-defect goal and to continuously improve performance.  Production, inspection and/or packaging equipment provided by Control4 shall be part of the Quality Management System.  Control4 is interested in the protection and maintenance of our environment.  Therefore it is desirable that Supplier introduce an Environmental Management System based on ISO 14001 or similar.

2.                                      Quality Management System at sub-suppliers

If production or inspection equipment, software, services, material or any other components are provided by sub-suppliers, they will be part of the Supplier’s Quality Management System.  Otherwise Supplier will secure quality by adequate actions.  Supplier shall require its sub-suppliers to introduce and maintain a Quality Management System based on ISO 9000 with the obligation for sub-suppliers to also set a zero-defect goal and to continuously improve their performance.  Control4 may demand documented evidence from Supplier showing the effectiveness of the Quality Management System utilized by his sub-suppliers.

3.                                      Information

If it becomes evident that quality assurance requirements (such as quality characteristics, schedules or delivered quantities) cannot be met, Supplier shall inform Control4 immediately.  Supplier shall also notify Control4 immediately of any deviations detected after delivery.  To support a rapid solution, Supplier shall disclose all necessary data and facts.  Supplier shall obtain the approval of Control4 prior to any of the following:

•                                          Changing the production methods, sequence and materials (also at sub-suppliers)

•                                          Changing sub-suppliers

•                                          Changing test methods/equipment

•                                          Relocating production sites

•                                          Relocating production equipment at the same site

•                                          Outsourcing

•                                          Substitution

In order to be able to check the impact of any of the changes listed above, Supplier shall timely inform Control4.  However, Supplier’s duty to inform Control4 will not be applied in case of non-Control4 specific standard parts.

4.                                      Audit

Supplier authorizes Control4 to determine through audits whether its quality assurance activities meet the requirements set forth herein.  The audit can be conducted as a system, process or product audit.  Supplier shall support even short-term audit date requests.  Reasonable restrictions imposed by Supplier to safeguard business will be accepted and confidentiality will be warranted.  In the event of quality problems, Supplier shall enable Control4 to conduct an audit at its sub-suppliers.  Control4 shall communicate audit results to Supplier.  If Control4 considers corrective actions to be needed, Supplier agrees to immediately prepare an action plan and implement it on schedule through Control4’s Supplier Corrective Action (SCAR) system.  Supplier shall notify Control4 of all progress made.

5.                                      Product and process agreements

The Products shall comply with agreed or warranted conditions (e.g.  Specification, data sheets, drawings, sample parts).  Supplier shall promptly examine all documentation provided by Control4 (e.g.  specifications, data sheets, drawings).  If the Control4 documentation is obviously incorrect, unclear, incomplete or obviously different than a sample part, Supplier shall inform Control4 in writing prior to start of mass production or performance of services.

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a.                                      Mass production and First Article Acceptance Report

Prior to starting mass production, Supplier shall, if not agreed otherwise, submit a mass production process validation plan, similar to PPAP per QS9000.  Verification of applicability and capability shall be provided.  Prior to starting mass production, Supplier shall submit initial samples of the product built under mass production conditions in agreed quantities and on schedule.  Mass production may not be started until it is released by Control4 through the FAAR (First Article Acceptance Report) program.

b.                                      Process capability

For all process characteristics, Supplier shall perform process planning (work plans, test plans, operating supplies, tooling, machinery, etc.).  For functional and process critical characteristics Supplier shall review the suitability of the manufacturing facilities and shall document the results.  Documented test results and process data must be made available to Control4 electronically.  Product quality is monitored with periodic audits.  “Special characteristics,” identified and agreed on between Control4 and Supplier shall, if applicable, be monitored electronically by statistic process control.  Special characteristics and process capabilities shall be determined and documented.  If not agreed otherwise, the following values shall be maintained.

Type Term Capability

Machine capability MFU Cmk > 1,33

Short-term process capability PFU Ppk > 1,

Long-term process capability PFU Cpk > 1,33

If the value above cannot be met, Supplier shall perform and document a 100% inspection prior to shipping, until the root cause has been determined and fixed.  In the case of process disruptions and quality deviations, Supplier shall analyze the causes, shall initiate improvement measures and review their effectiveness.

Cpk	Sigma level (s)	Area under the probability density function F(s)	Process yield	Process fallout (in terms of DPMO/PPM)

0.33	1	0.6826894921	68.27%	317311
0.67	2	0.9544997361	95.45%	45500
1.00	3	0.9973002039	99.73%	2700
1.33	4	0.9999366575	99.99%	63
1.67	5	0.9999994267	99.9999%	1
2.00	6	0.9999999980	99.9999998%	0.002

6.                                      Production records

Supplier shall maintain the following documents:

•                  Work plan for every part

•                  Test plan for every part

•                  Inspection results for every batch

•                 Process settings for every batch

•                  Material used for every batch

•                  Material RoHS certificate for every part

In general, Supplier shall maintain evidence of the documents above.  Control4 may demand documented evidence.

7.                                      Serial production, documentation, product identification

Supplier shall record and document quality assurance measures, especially test and inspection results, and orderly retain these records electronically.  Control4 shall have the ability to query the Supplier database by unit MAC ID or unique Unit serial number to access electronically stored data.  Documents and records shall be retained for at least 7 years.  All changes made on the product and in the process chain shall be documented by Supplier in a product history, and shall be submitted to Control4 upon request if its PLM system is separate from Control4’s Arena PLM system.  Upon request Supplier shall enable Control4 to access the records electronically.  Supplier shall use process descriptions to regulate the control of all data and documents (including external documents like standards and customer drawings) and implement them effectively.  Based on the agreements herein, Supplier may be required to provide serialization documentation with every shipment.

8.                                      Packaging, identification, traceability

Supplier shall deliver products in approved shipping containers in order to prevent damage and quality impairments (e.g.  scratches, contamination, corrosion, chemical reaction).  Supplier agrees to identify the products, parts and the packaging in accordance with agreements reached with Control4.  Supplier must ensure that packed products will also remain legible during shipping and storage.

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Supplier agrees to ensure the traceability of the products produced.  Measures must be instituted to ensure that if a defect is detected, the defective parts/products/batches etc., are traceable and contained.  If Control4 makes production and test equipment available to Supplier, especially equipment and fixtures related to deliveries, and then they must be labeled as Control4 property.  Supplier is responsible for protecting this property from damage and ensuring proper function, maintenance and repair.

9.                                      Control4’s quality expectation

Supplier is committed in the same way as Control4 towards its customers to the zero-defect goal in business with Control4.  If the zero-defect goal is not attainable short-term, Control4 together with Supplier shall set temporary upper limits for defect rates as an interim goal.  Supplier shall propose and agree with Control4 on improvement actions.  If the defect rate is below the upper limit, this does not release Supplier from its responsibility to process all complaints and to proceed with continuous improvement activities.  Based on a periodic Supplier rating, the quality performance of Supplier will be monitored and reported by Control4.  It is expected that Supplier will monitor its quality performance as well.  Within the warranty period of 24 months from the date of sale by Control4, Supplier guarantees that all products, which are only assembled or sold without modification, are free of defects, which might be caused by material defects or poor processing.  Control4 shall limit incoming inspections to externally apparent shipping damage and conformation of the quantity and part number of the ordered product, according to supplied shipping documentation.  Discrepancies are reported without delay.  If the defect is not detected directly after delivery, Supplier will waive the claim of late notification of defects within the warranty period.  Supplier must adapt its Quality Management System and quality assurance activities to this limited incoming inspection.  If, in exceptional cases, Supplier is unable to supply products conforming to the specification, Supplier must obtain a concession from Control4 prior to delivery.  Supplier agrees to implement comments and ideas from Control4 to improve product quality by modifying production and quality assurance activities to the extent possible.  If the supply of components is not conforming to Specifications, should threaten to cause a production interruption at Control4 or its customers, Supplier, in consultation with Control4, must seek a remedy through suitable immediate actions for which Supplier is financially responsible (substitute delivery, sorting, rework, special shifts, rush shipment etc.).  Supplier then analyses defects without delay, with support from Control4 to the extent necessary and possible.  Defective parts shall be returned to Supplier.  Supplier agrees to analyze each deviation and to notify Control4 promptly of the cause of the deviation, initiated corrective and preventive measures as well as their effectiveness.

10.                               Safety and Environmental Regulations (RoHS, REACH)

Supplier commits to complying with all legal regulations regarding the environment, health, and striving to avoid all negative effects on humans and environment through an adequate organization and realization of environmental protection in the company.  For this, the implementation and further development of an Environmental and Occupational Safety Management Systems is beneficial.  Supplier is obligated to fulfill the requirements of the RoHS EC-guideline 2002/957EG and the REACH regulation (EC) no.  1907/2006.  If there is an exception for these requirements it must be clearly communicated to Control4 in writing for every single case.

11.                               Affected parts

These quality assurance requirements are valid for all parts and sub-assemblies which are supplied by Supplier.

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Schedule F - Out-of-Warranty Repair Process and Fees

Out-of-Warranty Repair Process Supplier to Control4

1.1                               The out-of-warranty Repair Process shall be the same as the RTV Process except that repair time, component cost and shipping and handling charges shall be invoiced to Control4.

1.2                               Out-of-Warranty Repair Fees to Control4 shall be charged per incident based on the work and the components involved, plus labor cost

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Schedule G - Customizations and Additional Work

Pricing for Extra Work that has been requested by Control4 and agreed to by Supplier with an executed Change Order or Request for Proposal is to be quoted on a case by case basis.  Control4 is not responsible for any work performed by Supplier without a valid Control4 Purchase Order.

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Schedule H - Control4 Intellectual Property; Supplier Intellectual Property

1.                                      The Control4 Intellectual Property will be identified in a writing signed by Control4 after the Effective Date.

2.                                      Supplier’s Intellectual Property consists of the following:

a.                                      Multimedia Communication System, and Television Device and Core Module as identified in Taiwanese Application No.  099100089, filed January 5, 2010.

b.                                      Digital Home / Space Management System and Method, as identified in the attached application.

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US 20110164674A1

(19) United States
(12) Patent Application Publication
HOU et al.
(10) Pub. No.: US 2011/0164674 A1
(43) Pub. Date: Jul. 7, 2011

(54) **MULTIMEDIA COMMUNICATION SYSTEM, AND TELEVISION DEVICE AND CORE MODULE THEREOF**

(75) Inventors: **CHIH-YUAN HOU**, TAIPEI HSIEN (TW); **TSAO-TENG TSENG**, TAIPEI HSIEN (TW); **CHI-WEN CHEN**, TAIPEI HSIEN (TW)

(73) Assignee: **LITE-ON TECHNOLOGY CORP.**, TAIPEI (TW)

(21) Appl. No.: **12/983,456**

(22) Filed: **Jan. 3, 2011**

(30) **Foreign Application Priority Data**

Jan. 5, 2010 (TW) 099100089

Publication Classification

(51) **Int. Cl.**
G10L 19/00 (2006.01)
H04N 7/26 (2006.01)
H04W 88/02 (2009.01)

(52) **U.S. Cl.** **375/240.01**; 704/500; 704/E19.001; 375/E07.026

(57) **ABSTRACT**

A multimedia communication system includes: an intercom device operable for picking up audio information, and for performing encoding and modulation processes upon the audio information so as to generate a modulated signal; and a multimedia device coupled to the intercom device for receiving the modulated signal therefrom, and operable for performing demodulation and decoding processes upon the modulated signal so as to generate a decoded audio signal, for generating an output audio signal from external audio information contained in an external input signal when the decoded audio signal is not received thereby, for generating the output audio signal from at least the decoded audio signal when the decoded audio signal and the external input signal are received thereby, and for audible reproduction of the output audio signal.

200
7
SECOND WIRED COMMUNICATION UNIT
242
SECOND COMMUNICATION UNIT
8b
241
SECOND WIRELESS COMMUNICATION UNIT
243
24
SECOND DECODING UNIT
23
SECOND ENCODING UNIT
27
20
SECOND AUDIO PROCESSING UNIT
21
22
SECOND VIDEO PROCESSING UNIT
61
SECOND SOUND-PICKUP MODULE
63
SECOND VIDEO-CAPTURE MODULE
62
SECOND AUDIO REPRODUCTION MODULE
SECOND DISPLAY MODULE
64
DISPLAY PROCESSING UNIT
26
3
EXTERNAL INPUT SIGNAL

Patent Application Publication Jul. 7, 2011 Sheet 1 of 6 US 2011/0164674 A1

100
NETWORK
200
EXTERNAL INPUT SIGNAL

FIG. 1

Patent Application Publication Jul. 7, 2011 Sheet 2 of 6 US 2011/0164674 A1

100
7
8a
FIRST WIRED COMMUNICATION UNIT
142
FIRST COMMUNICATION UNIT
141
FIRST WIRELESS COMMUNICATION UNIT
143
14
FIRST ENCODING UNIT
13
FIRST DECODING UNIT
17
FIRST AUDIO PROCESSING UNIT
11
FIRST VIDEO PROCESSING UNIT
12
FIRST DISPLAY DRIVER
16
FIRST DISPLAY MODULE
54
FIRST SOUND-PICKUP MODULE
51
FIRST AUDIO REPRODUCTION MODULE
52
FIRST VIDEO-CAPTURE MODULE
53
10

FIG. 2

Patent Application Publication Jul. 7, 2011 Sheet 3 of 6 US 2011/0164674 A1

200
SECOND SOUND-PICKUP MODULE
61
SECOND VIDEO-CAPTURE MODULE
63
SECOND AUDIO REPRODUCTION MODULE
62
SECOND DISPLAY MODULE
64
SECOND AUDIO PROCESSING UNIT
21
SECOND VIDEO PROCESSING UNIT
22
DISPLAY PROCESSING UNIT
26
CORE MODULE
3
SECOND DECODING UNIT
23
SECOND ENCODING UNIT
27
20
SECOND WIRED COMMUNICATION UNIT
242
SECOND COMMUNICATION UNIT
241
SECOND WIRELESS COMMUNICATION UNIT
243
24
7
8b
EXTERNAL INPUT SIGNAL

F I G. 3

Patent Application Publication Jul. 7, 2011 Sheet 4 of 6 US 2011/0164674 A1

200
61
SECOND SOUND-PICKUP MODULE
63
SECOND VIDEO-CAPTURE MODULE
62
SECOND AUDIO REPRODUCTION MODULE
64
SECOND DISPLAY MODULE
SECOND AUDIO PROCESSING UNIT
21
SECOND VIDEO PROCESSING UNIT
22
DISPLAY PROCESSING UNIT
3
26
SECOND DECODING UNIT
23
SECOND ENCODING UNIT
27
20
SECOND WIRED COMMUNICATION UNIT
242
SECOND COMMUNICATION UNIT
241
SECOND WIRELESS COMMUNICATION UNIT
243
24
EXTERNAL INPUT SIGNAL
7
8b

FIG. 4

Patent Application Publication Jul. 7, 2011 Sheet 5 of 6 US 2011/0164674 A1

3
30
31
FREQUENCY TUNER
32
S-VIDEO RECEIVER
33
DEMODULATOR
20
SECOND SIGNAL PROCESSING MODULE
34
AUDIO PROCESSOR
35
VIDEO PROCESSOR
36
SECOND DISPLAY DRIVER
62
SECOND AUDIO REPRODUCTION MODULE
64
SECOND DISPLAY MODULE

FIG. 5

Patent Application Publication Jul. 7, 2011 Sheet 6 of 6 US 2011/0164674 A1

SECOND AUDIO REPRODUCTION MODULE
62
SECOND DISPLAY MODULE
64
SECOND SIGNAL PROCESSING MODULE
20
37
MULTIPLEXING UNIT
34
AUDIO PROCESSOR
35
VIDEO PROCESSOR
SECOND DISPLAY DRIVER
36
DEMODULATOR
33
30
3
FREQUENCY TUNER
31
S-VIDEO RECEIVER
32

FIG. 6

US 2011/0164674 A1 Jul. 7, 2011
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CROSS-REFERENCE TO RELATED APPLICATION

[0001] This application claims priority of Taiwanese Application No. 099100089, filed on Jan. 5, 2010.

BACKGROUND OF THE INVENTION

[0002] 1. Field of the Invention

[0003] The present invention relates to a communication system, more particularly to a multimedia communication system, and a television device and a core module thereof.

[0004] 2. Description of the Related Art

[0005] A door intercom device is generally installed at an entrance to a residence so as to enable remote communication between visitors near the door intercom device and people inside the residence.

[0006] However, upon activation of a correspondent intercom device by the visitors via the door intercom device, a person inside the residence may have to stop on-going activities or even move toward the correspondent intercom device so as to initiate communication with the visitors via the correspondent intercom device and the door intercom device, which may be disturbing especially when watching a television program.

SUMMARY OF THE INVENTION

[0007] Therefore, an object of the present invention is to provide a multimedia communication system capable of alleviating the aforesaid drawbacks of the prior art.

[0008] Accordingly, a multimedia communication system of the present invention is adapted to receive an external input signal that contains external audio information, and includes an intercom device and a multimedia device.

[0009] The intercom device includes: a first sound-pickup module operable for picking up first audio information so as to generate a first to-be-encoded audio signal; a first signal processing module operable for performing an encoding process upon the first to-be-encoded audio signal so as to generate a first to-be-transmitted signal; and a first communication module operable for performing a modulation process upon the first to-be-transmitted signal so as to generate a first modulated signal.

[0010] The multimedia device includes: a second communication module coupled to the first communication module for receiving the first modulated signal therefrom, and operable for performing a demodulation process upon the first modulated signal so as to generate a first to-be-decoded signal; a second signal processing module operable for performing a decoding process upon the first to-be-decoded signal so as to generate a first decoded audio signal; a core module adapted to receive the external input signal, and operable to generate a first output audio signal from at least one of the first decoded audio signal and the external audio information ion contained in the external input signal; and a second audio reproduction module operable for audible reproduction of the first output audio signal.

[0011] The core module is operable for generating the first output audio signal from the external audio information contained in the external input signal when the first decoded audio signal is not received thereby. The core module is operable for generating the first output audio signal from at least the first decoded audio signal when the first decoded audio signal and the external input signal are received thereby.

[0012] Preferably, the external input signal further contains external video information. The intercom device further includes a video-capture module operable for capturing video information so as to generate a to-be-encoded video signal. The first signal processing module is operable for performing the encoding process upon the first to-be-encoded audio signal and the to-be-encoded video signal so as to generate the first to-be-transmitted signal. The second signal processing module is operable for performing the decoding process upon the first to-be-decoded signal so as to generate the first decoded audio signal and a decoded video signal. The core module is further operable to generate an output video signal from at least one of the decoded video signal and the external video information contained in the external input signal. The multimedia device further includes a display module operable for display of the output video signal. The core module is operable for generating the output video signal from the external video information contained in the external input signal when the decoded video signal is not received thereby. The core module is operable for generating the output video signal from at least the decoded video signal when the decoded video signal and the external input signal are received thereby.

[0013] Another object of the present invention is to provide a television device capable of alleviating the aforesaid drawbacks of the prior art.

[0014] Accordingly, a television device is adapted to receive a first modulated signal that contains first audio information picked up by an intercom device, and an external input signal that contains external audio information. The television device includes: a communication module adapted for receiving the first modulated signal, and operable for performing a demodulation process upon the first modulated signal so as to generate a to-be-decoded signal; a signal processing module operable for performing a decoding process upon the to-be-decoded signal so as to generate a decoded audio signal; a core module adapted to receive the external input signal, and operable to generate an output audio signal from at least one of the decoded audio signal and the external audio information contained in the external input signal; and an audio reproduction module operable for audible reproduction of the output audio signal.

[0015] The core module is operable for generating the output audio signal from the external audio information contained in the external input signal when the decoded audio signal is not received thereby. The core module is operable for generating the output audio signal from at least the decoded audio signal when the decoded audio signal and the external input signal are received thereby.

[0016] Preferably, the first modulated signal further contains first video information captured by the intercom device, the external input signal further containing external video information. The signal processing module is operable for performing the decoding process upon the to-be-decoded signal so as to generate the decoded audio signal and a decoded video signal. The core module is further operable to generate an output video signal from at least one of the decoded video signal and the external video information contained in the external input signal. The television device further includes a display module operable or display of the

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output video signal. The core module is operable for generating the output video signal from the external video information contained in the external input signal when the decoded video signal is not received thereby. The core module is operable for generating the output video signal from at least the decoded video signal when the decoded video signal and the external input signal are received thereby.

[0017] Yet another object of the present invention is to provide a core module for a television device.

[0018] Accordingly, a core module of the present invention is adapted to receive a decoded audio signal and an external input signal containing external audio information, and is operable for generating an output audio signal from at least one of the decoded audio signal and the audio information contained in the external input signal for sound reproduction.

[0019] The core module includes: a tuning unit adapted to receive the external input signal, and operable for performing a frequency tuning process upon the external input signal so as to generate an input audio signal; and an audio processing unit operable for generating the output audio signal from the input audio signal when the decoded audio signal is not received by the core module, and from at least the decoded audio signal when the decoded audio signal and the external input signal are received by the core module.

[0020] Preferably, the external input signal further contains external video information. The core module further includes a video processing unit, is further adapted to receive a decoded video signal, and is further least one of the decoded video signal and the video information contained in the external input signal for visual rendering. The tuning unit is operable for performing the frequency tuning process upon the external input signal so as to generate the input audio signal and an input video signal. The video processing unit is operable for generating the output video signal from the input video signal when the decoded video signal is not received by the core module, and from at least the decoded video signal when the decoded video signal and the external input signal are received by the core module.

BRIEF DESCRIPTION OF THE DRAWINGS

[0021] Other features and advantages of the present invention will become apparent in the following detailed description of the preferred embodiment with reference to the accompanying drawings, of which:

[0022] FIG. **1** is a block diagram of the preferred embodiment of a multimedia communication system according to the present invention;

[0023] FIG. **2** is a block diagram of an intercom device of the multimedia communication system of the preferred embodiment;

[0024] FIG. **3** is a block diagram of a multimedia device of the multimedia communication system of the preferred embodiment;

[0025] FIG. **4** is a block diagram of a modification of the multimedia device according to the present invention;

[0026] FIG. **5** is a block diagram of a core module of the multimedia device; and

[0027] FIG. **6** is a block diagram of a modification of the core module according to the present invention.

DETAILED DESCRIPTION OF THE PREFERRED EMBODIMENT

[0028] Referring to FIG. **1**, the preferred embodiment of a multimedia communication system of the present invention includes an intercom device **100** and a multimedia device **200**, which, in the present embodiment, is exemplified as a television device. The intercom device **100** and the multimedia device **200** are connected to each other via a network to enable audio and video communication between visitors and people inside a residence.

[0029] With further reference to FIG. **2**, the intercom device **100** of the preferred embodiment includes: a first sound-pickup module **51** (e.g., a microphone module) operable for picking up first audio information (e.g., voices of the visitors) so as to generate a first to-be-encoded audio signal; a first video-capture module **53** operable for capturing first video information (e.g., images of the visitors) so as to generate a first to-be-encoded video signal; a first signal processing module **10** operable for performing an encoding process upon the first to-be-encoded audio signal and the first to-be-encoded video signal so as to generate a first to-be-transmitted signal; and a first communication module **14** operable for performing such as a modulation process upon the first to-be-transmitted signal so as to generate a first modulated signal.

[0030] In the present embodiment, the first signal processing module **10** includes: a first audio processing unit **11** operable for processing the first to-be-encoded audio signal so as to generate a first intermediate encoded audio signal; a first video processing unit **12** operable for processing the first to-be-encoded video signal so as to generate a first intermediate encoded video signal; and a first encoding unit **13** operable for performing preferably a Moving Picture Experts Group (MPEG) encoding process upon the first intermediate encoded audio signal and the first intermediate encoded video signal so as to generate the first to-be-transmitted signal.

[0031] In the present embodiment, the first communication module **14** includes a first communication unit **141**, first wired communication unit **142**, and a first wireless communication unit **143**. The first communication unit **141** is operable for performing such as the modulation process upon the first to-be-transmitted signal so as to generate the first modulated signal, and for initiating a communication session with the multimedia device **200** through a selected one of the first wired communication unit **142** and the first wireless communication unit **143** based on a combination of Session Initiating Protocol (SIP) techniques and transmission control protocol internet protocol (TCP/IP) suite so as to enable transmission of the first modulated signal therethrough. The first wired communication unit **142** is preferably an ethernet communication unit connected to the multimedia device **200** via an ethernet cable **7**, and the first wireless communication unit **143** is preferably a worldwide interoperability for microwave access (WIMAX) communication unit coupled to the multimedia device **200** via a first antenna **8a**.

[0032] With further reference to FIG. **3**, the multimedia device **200** includes: a second communication module **24** coupled to the first communication module **14** for receiving the first modulated signal, and operable for performing such as a demodulation process upon the first modulated signal so as to generate a first to-be-decoded signal; a second signal processing module **20** operable for performing a decoding process upon the first to-be-decoded signal so as to generate a first decoded audio signal and a first decoded video signal; a core module **3** adapted to receive an external input signal containing external audio and video information, operable to generate a first output audio signal from at least one of the first decoded audio signal and the external audio information, and operable to generate a first output video signal from at least

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one of the first decoded video signal and the external video information; a second audio reproduction module **62** operable for audible reproduction of the first output audio signal; and a second display module **64** operable display of the first output video signal.

[0033] In the present embodiment, the second communication module **24** includes a second communication unit **241**, a second wired communication unit **242**, and a second wireless communication unit **243**. The second communication unit **241** is operable for establishing the communication session with the intercom device **100** through one of the second wired communication unit **242** and the second wireless communication **243** using the combination of SIP techniques and TCP/IP suite so as to enable receipt of the first modulated signal therethrough, and for performing such as the demodulation process upon the first modulated signal so as to generate the first to-be-decoded signal. The second wired communication unit **242** is preferably an ethernet communication unit connected to the first wired communication unit **142** via the ethernet cable **7**, and the second wireless communication unit **243** is preferably a WIMAX communication unit coupled to the first wireless communication unit **143** via a second antenna **8***b*.

[0034] In the present embodiment, the second signal processing module **20** includes: a second decoding unit **23** operable for performing preferably an MPEG decoding process upon the first to-be-decoded signal so as to generate a first intermediate decoded audio signal and a first intermediate decoded video signal; a second audio processing unit **21** operable for processing the first intermediate decoded audio signal so as to generate the first decoded audio signal; and a display processing unit **26** operable for processing the first intermediate decoded video signal so as to generate the first decoded video signal.

[0035] Although the display processing unit **26** of the preferred embodiment is implemented in the second signal processing module **20**, it may be implemented in the core module **3** in a modification of the preferred embodiment (see FIG. **4**). With further reference to FIG. **5**, the external input signal received by the core module **3** may include, but is not limited to, a television signal, an audio-video signal, an HDMI signal, and an S-video signal. The core module **3** of the preferred embodiment includes a demodulating unit **30**, an audio processor **34**, a video processor **35**, and a second display driver **36**.

[0036] The demodulating unit **30** is preferably a tuning unit including: a frequency tuner **31** operable for performing a frequency tuning process upon the television signal so as to generate an intermediate television signal; an S-video receiver **32** operable for generating an intermediate S-video signal from the S-video signal; and a demodulator **33** operable for performing a demodulation process upon a selected one of the television signal and the S-video signal so as to generate an input audio signal and an input video signal.

[0037] In the preferred embodiment, the audio processor **34** is operable for generating the first output audio signal from the input audio signal when the first decoded audio signal is not received thereby, and from the first decoded audio signal and the input audio signal when the first decoded audio signal and the input audio signal are received thereby. When the first decoded audio signal and the input audio signal are received by the audio processor **34**, the audio processor **34** is preferably configured to generate the first output audio signal such that audible reproduction corresponding to the first decoded audio signal by the second audible reproduction module **62** is louder than that corresponding to the input audio signal by the same. In other embodiments, when the first decoded audio signal and the input audio signal are received by the audio processor **34**, the audio processor **34** may be configured to generate the first output audio signal solely from the first decoded audio signal, i.e., the input audio signal is not audibly reproduced by the second audio reproduction module **62**.

[0038] The video processor **35** is configured to cooperate with the second display driver **36** for generating the first output video signal from the input video signal when the first decoded video signal is not received thereby, and from at least the first decoded video signal when the first decoded video signal and the input video signal are received thereby. If the video processor **35** and the second display, driver **36** are configured to generate the first output video signal from the first decoded video signal and the input video signal, the first decoded video signal and the input video signal are preferably displayed in different regions of a display area of the second display module **64**, respectively, such as in a picture-in-picture manner or in a side-by-side manner. In other embodiments, when the first decoded video signal and the input video signal are received by the video processor **35**, the video processor **35** and the second display driver **36** may be configured to generate the first output video signal solely from the first decoded video signal, i.e., the input video signal is not visually rendered through the second display module **64**.

[0039] Referring to FIG. **6**, in a modification, the core module **3** further includes a multiplexing unit **37** operable for generating the first output audio signal from the input audio signal when the first decoded audio signal is not received thereby, and from at least the first decoded audio signal when the first decoded audio signal and the input audio signal are received thereby.

[0040] Referring again to FIG. **3**, the multimedia device **200** of the preferred embodiment further includes: a second sound-pickup module **61** (e.g., a microphone module) operable for picking up second audio information (e.g., voices of the people inside the residence) so as to generate a second to-be-encoded audio signal; and a second video-capture module **63** operable for capturing second video information (e.g., images of the people inside the residence) so as to generate a second to-be-encoded video signal.

[0041] The second signal processing module **20** further includes a second video processing unit **22** and a second encoding unit **27**. The second audio processing unit **21** is further operable for processing the second to-be-encoded audio signal so as to generate a second intermediate encoded audio signal. The second video processing unit **22** is operable for processing the second to-be-encoded video signal so as to generate a second intermediate encoded video signal. The second encoding unit **27** is operable for performing preferably an MPEG encoding process upon the second intermediate encoded audio signal and the second intermediate encoded video signal so as to generate a second to-be-transmitted signal.

[0042] The second communication unit **241** is further operable for performing such as a modulation process upon the second to-be-transmitted signal so as to generate a second modulated signal, and/or transmitting the second modulated signal to the intercom device **100** via said one of the second wired communication unit **242** and the second wireless communication unit **243**.

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[0043] Referring again to FIG. 2, upon receipt of the second modulated signal via said one of the first wired communication unit 142 and the first wireless communication unit 143, the first communication unit 141 is further operable for performing such as a demodulation process upon the second modulated signal so as to generate a second to-be-decoded signal.

[0044] The first signal processing module 10 further includes a first decoding unit 17 operable for performing preferably an MPEG decoding process upon the second to-be-decoded signal so as to generate a second intermediate decoded audio signal and a second intermediate decoded video signal. The first audio processing unit 11 and the first video processing unit 12 are further operable for processing the second intermediate decoded audio signal and the second intermediate decoded video signal so as to generate a second decoded audio signal and a second decoded video signal, respectively.

[0045] The intercom device 100 further includes: a first audio reproduction module 52 operable for audible reproduction of the second decoded audio signal; a first display module 54; and a first display driver 16 configured to cooperate with the first video processing unit 12 so as to enable display of the second decoded video signal on the first display module 54.

[0046] Of course, the multimedia communication system of the preferred embodiment may be modified or configured such that the visitors may not see images of the people inside the residence to protect their privacy.

[0047] Moreover, each of the first and second sound-pickup modules 51, 61 preferably includes an array of sound-pickup units, and a weighting unit for weighting sound information picked up by each of the sound-pickup units and for generating a corresponding one of the first and second to-be-encoded audio signals, accordingly, thereby achieving a better Signal-to-Noise performance.

[0048] In other embodiments, the multimedia device 200 may be implemented as a portable device (e.g., a mobile internet device or a smart phone device) or a non-portable device (e.g., a video phone device).

[0049] In summary, the multimedia communication system of the preferred embodiment enables the residents to communicate with the visitors while enjoying multimedia contents.

[0050] While the present invention has been described in connection with what is considered the most practical and preferred embodiment, it is understood that this invention is not limited to the disclosed embodiment but is intended to cover various arrangements included within the spirit and scope of the broadest interpretation so as to encompass all such modifications and equivalent arrangements.

What is claimed is:

1. A multimedia communication system adapted to receive an external input signal that contains external audio information, comprising:

an intercom device including

a first sound-pickup module operable for picking up first audio information so as to generate a first to-be-encoded audio signal,

a first signal processing module operable for performing an encoding process upon the first to-be-encoded audio signal so as to generate a first to-be-transmitted signal, and a first communication module operable for performing a modulation process upon the first to-be-transmitted signal so as to generate a first modulated signal; and

a multimedia device including

a second communication module coupled to said first communication module for receiving the first modulated signal therefrom, and operable for performing a demodulation process upon the first modulated signal so as to generate a first to-be-decoded signal, a second signal processing module operable for performing a decoding process upon the first to-be-decoded signal so as to generate a first decoded audio signal,

a core module adapted to receive the external input signal, and operable generate a first output audio signal from at least one of the first decoded audio signal and the external audio information contained in the external input signal, and a second audio reproduction module operable for audible reproduction of the first output audio signal;

wherein:

said core module is operable for generating the first output audio signal from the external audio information contained in the external input signal when the first decoded audio signal is not received thereby; and

said core module is operable for generating the first output audio signal from at least the first decoded audio signal when the first decoded audio signal and the external input signal are received thereby.

2. The multimedia communication system as claimed in claim 1, wherein:

said multimedia device further includes a second sound-pickup module operable for picking up second audio information so as to generate a second to-be-encoded audio signal, said second signal processing module being further operable for performing an encoding process upon the second to-be-encoded audio signal so as to generate a second to-be-transmitted signal, said second communication module being further operable for performing a modulation process upon the second to-be-transmitted signal so as to generate a second modulated signal;

said first communication module is further operable for receiving the second modulated signal from said second communication module and for performing a demodulation process upon the second modulated signal so as to generate a second to-be-decoded signal, said first signal processing module being further operable performing a decoding process upon the second to-be-decoded signal so as to generate a second decoded audio signal; and

said intercom device further includes a first audio reproduction module for audible reproduction of the second decoded audio signal.

3. The multimedia communication system as claimed in claim 1, the external input signal further containing external video information, wherein:

said intercom device further includes a video-capture module operable for capturing video information so as to generate a to-be-encoded video signal, said first signal processing module being operable for performing the encoding process upon the first to-be-encoded audio signal and the to-be-encoded video signal so as to generate the first to-be-transmitted signal;

said second signal processing module is operable for performing the decoding process upon the first to-be-decoded signal so as to generate the first decoded audio signal and a decoded video signal, said core module

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being further operable to gene rate an output video signal from at least one of the decoded video signal and the external video information contained in the extern input signal;

said multimedia device further includes a display module operable for display of the output video signal;

said core module is operable for generating the output video signal from the external video information contained in the external input signal when the decoded video signal is not received thereby; and

said core module is operable for generating the output video signal from at least the decoded video signal when the decoded video signal and the external input signal are received thereby.

4. The multimedia communication system as claimed in claim **1**, wherein communications between said intercom device and said multimedia device is based upon one of Session Initiating Protocol (SIP), transmission control protocol internet protocol (TCP/IP) suite, and worldwide interoperability for microwave access (WIMAX).

5. The multimedia communication system as claimed in claim **1**, wherein said multimedia device is one of a television device, a mobile internet device, a smart phone device, and a video phone device.

6. A television device adapted to receive a first modulated signal that contains first audio information picked up by an intercom device, and an external input signal that contains external audio information, said television device comprising:

a communication module adapted for receiving the first modulated signal, and operable for performing a demodulation process upon the first modulated signal so as to generate a to-be-decoded signal;

a signal processing module operable for performing a decoding process upon the to-be-decoded signal so as to generate a decoded audio signal;

a core module adapted to receive the external input signal, and operable to generate an output audio signal from at least one of the decoded audio signal and the external audio information contained in the external input signal; and

an audio reproduction module operable for audible reproduction of the output audio signal;

wherein:

said core module is operable for generating the output audio signal from the external audio information contained in the external input signal when the decoded audio signal is not received hereby; and

said core module is operable for generating the output audio signal from at least the decoded audio signal when the decoded audio signal and the external input signal are received thereby.

7. The television device as claimed in claim **6**, further comprising a sound-pickup module operable for picking up second audio information so as to generate a to-be-encoded audio signal, wherein said signal processing module is further operable for performing an encoding process upon the to-be-encoded audio signal so as to generate a to-be-transmitted signal, said communication module being further operable for performing a modulation process upon the to-be-transmitted signal so as to generate a second modulated signal for receipt by the intercom device.

8. The television device as claimed in claim **6**, the first modulated signal further containing first video information captured by the intercom device, the external input signal further containing external video information, wherein:

said signal processing module is operable for performing the decoding process upon the to-be-decoded signal so as to generate the decoded audio signal and a decoded video signal, said core module being further operable to generate an output video signal from at least one of the decoded video signal and the external video information contained in the external input signal;

said television device further comprising a display module operable for display of the output video signal;

said core module being operable for generating the output video signal from the external video information contained in the external input signal when the decoded video signal is not received thereby; and

said core module being operable for generating the output video signal from at least the decoded video signal when the decoded video signal and the external input signal are received thereby.

9. The television device as claimed in claim **6**, further comprising a video-capture module operable for capturing second video information so as to generate a to-be-encoded video signal, wherein said signal processing module is further operable to perform an encoding process upon the to-be-encoded video signal so as to generate a to-be-transmitted signal, said communication module being further operable to perform a modulation process upon the to-be-transmitted signal so as to generate a second modulated signal for receipt by the intercom device.

10. A core module for a television device, adapted to receive a decoded audio signal and an external input signal containing external audio information, and operable for generating an output audio signal from at least one of the decoded audio signal and the audio information contained in the external input signal for sound reproduction, said core module comprising:

a tuning unit adapted to receive the external input signal, and operable for performing a frequency tuning process upon the external input signal so as to generate an input audio signal; and

an audio processing unit operable for generating the output audio signal from the input audio signal when the decoded audio signal is not received by said core module, and from at least the decoded audio signal when the decoded audio signal and the external input signal are received by said core module.

11. The core module as claimed in claim **10**, wherein said audio processing unit is operable for generating the output audio signal from both the decoded audio signal and the input signal when the decoded audio signal and the external input signal are received by said core module.

12. The core module as claimed in claim **10**, the external input signal further containing external video information, said core module further comprising a video processing unit, being further adapted to receive a decoded video signal, and being further operable for generating an output video signal from at least one of the decoded video signal and the video information contained in the external input signal for visual rendering, wherein:

US 2011/0164674 A1
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6

said tuning unit is operable for performing the frequency tuning process upon the external input signal so as to generate the input audio signal and an input video signal; and

said video processing unit is operable for generating the output video signal from the input video signal when the decoded video signal is not received by said core module, and from at least the decoded video signal when the decoded video signal and the external input signal are received by said core module.

13. The core module as claimed in claim **12**, wherein said video processing unit is operable for generating the output video signal from both the decoded video signal and the input videos signal when the decoded video signal and the external input signal are received by said core module.

* * * * *

US 20120023215A1

(19) **United States**
(12) **Patent Application Publication**
(10) **Pub. No.: US 2012/0023215 A1**
(43) **Pub. Date: Jan. 26, 2012**

TSENG et al.

(54) **DIGITAL SPACE MANAGEMENT SYSTEM**

(75) Inventors: **TSAO-TENG TSENG**, TAIPEI (TW); **CHI-WEN CHEN**, TAIPEI (TW); **YUNG-YANG CHIU**, TAIPEI (TW)

(73) Assignee: **LITE-ON TECHNOLOGY CORP.**, TAIPEI (TW)

(21) Appl. No.: **13/187,595**

(22) Filed: **Jul. 21, 2011**

Related U.S. Application Data

(60) Provisional application No. 61/367,045, filed on Jul. 23, 2010.

Publication Classification

(51) **Int. Cl.**
G06F 15/173 (2006.01)

(52) **U.S. Cl.** **709/223**

(57) **ABSTRACT**

A digital space management system is provided for managing a plurality of peripheral devices in a space. The digital space management system includes a communication unit for communicating with the peripheral devices, and a processing unit electrically coupled to the communication unit. The processing unit is operable to generate a space management graphic interface with a floor-planning function and a room-planning function allowing a user of the digital space management system to perform a space planning operation for the space.

211
212
LIVING ROOM LAMP
WALL LAMP
21
ENTRANCE LAMP
AIR CONDITIONER
213
214
231
AUDIO/VIDEO PLAYER
WEBCAM
232
23
1
DIGITAL SPACE MANAGEMENT SYSTEM
221
223
GAS DETECTOR
AUTOMATIC CURTAIN
22
HEAT DETECTOR
ELECTRIC ROLLING DOOR
222
224
241
24
INTERNET TELEPHONE

Patent Application Publication Jan. 26, 2012 Sheet 1 of 11 US 2012/0023215 A1

DIGITAL SPACE MANAGEMENT SYSTEM
1
21
LIVING ROOM LAMP
211
WALL LAMP
212
ENTRANCE LAMP
213
AIR CONDITIONER
214
22
GAS DETECTOR
221
HEAT DETECTOR
222
AUTOMATIC CURTAIN
223
ELECTRIC ROLLING DOOR
224
23
AUDIO/VIDEO PLAYER
231
WEBCAM
232
24
INTERNET TELEPHONE
241

FIG. 1

Patent Application Publication Jan. 26, 2012 Sheet 2 of 11 US 2012/0023215 A1

1
11
INPUT/OUTPUT UNIT
12
COMMUNICATION UNIT
13
IMAGE CAPTURE UNIT
14
PROCESSING UNIT
15
DATA BASE

FIG. 2

Patent Application Publication Jan. 26, 2012 Sheet 3 of 11 US 2012/0023215 A1

3
31
32
33
SMART YOUR HOME
HOME OVERVIEW
POWER SOURCE
COMMUNICATION
SETTING
MULTIMEDIA
AUTOMATION
DEVICE

FIG. 3

Patent Application Publication Jan. 26, 2012 Sheet 4 of 11 US 2012/0023215 A1

431
43
441
44
4
412
414
413
415
41
411
45
1ST FLOOR
421
424
42
423
425
422
LIVING ROOM
MAIN MENU
451
ADD DEVICE
452
HOME OVERVIEW
453

FIG. 4

Patent Application Publication Jan. 26, 2012 Sheet 5 of 11 US 2012/0023215 A1

51
HOME
FIRST FLOOR
SECOND FLOOR
THIRD FLOOR
ENTRANCE
KITCHEN
LIVING ROOM
REST AREA
GUEST ROOM
STUDY ROOM
MASTER BEDROOM
BATHROOM
5
52
53

F I G. 5

Patent Application Publication Jan. 26, 2012 Sheet 6 of 11 US 2012/0023215 A1

61
7
LIGHTING
DETECTOR
AUTOMATION
TEMPERATURE CONTROL
COMMUNICATION
MULTIMEDIA
70
621
65
LIVING ROOM
67
62
64
1ST FLOOR
63
6
HOME OVERVIEW
663
ADD ROOM
662
MAIN MENU
661
66

FIG. 6

Patent Application Publication Jan. 26, 2012 Sheet 7 of 11 US 2012/0023215 A1

LIVING ROOM LAMP
TEST
WALL LAMP
TEST
ENTRANCE LAMP
TEST
LIVING ROOM
1ST FLOOR
MAIN MENU
ADD ROOM
HOME OVERVIEW
6
7
61
62
63
64
65
66
67
71
72
73
621
661
662
663
711
712
721
722
731
732

FIG. 7

Patent Application Publication Jan. 26, 2012 Sheet 8 of 11 US 2012/0023215 A1

LIVING ROOM LAMP
WALL LAMP
ENTRANCE LAMP
LIGHTING
GAS DETECTOR
HEAT DETECTOR
DETECTOR
PERIPHERAL DEVICES
AUTOMATION
AUTOMATIC CURTAIN
ELECTRIC ROLLING DOOR
TEMPERATURE CONTROL
AIR CONDITIONER
ELECTRIC FAN
COMMUNICATION
INTERNET TELEPHONE
MULTIMEDIA
AUDIO/VIDEO PLAYER
WEBCAM
811
812
81
813

F I G. 8

Patent Application Publication Jan. 26, 2012 Sheet 9 of 11 US 2012/0023215 A1

823
822
INFRARED
ZIGBEE
WI-FI
SESSION INITIATION PROTOCOL
PERIPHERAL DEVICES
821
82
LIVING ROOM LAMP
WALL LAMP
ENTRANCE LAMP
AIR CONDITIONER
GAS DETECTOR
HEAT DETECTOR
AUTOMATIC CURTAIN
ELECTRIC ROLLING DOOR
AUDIO/VIDEO PLAYER
WEBCAM
INTERNET TELEPHONE

F I G. 9

Patent Application Publication Jan. 26, 2012 Sheet 10 of 11 US 2012/0023215 A1

60
601
602
603
604
605
606
MAIN MENU

FIG. 10

Patent Application Publication Jan. 26, 2012 Sheet 11 of 11 US 2012/0023215 A1

9
91
911
92
93
931
932
933
MASTER BEDROOM
94
MAIN MENU
95
WALL LAMP
951
96
AUTOMATIC CURTAIN
961
97
WEBCAM
971
98
HOME OVERVIEW

FIG. 11

US 2012/0023215 A1 Jan. 26, 2012

1

DIGITAL SPACE MANAGEMENT SYSTEM

CROSS-REFERENCE TO RELATED APPLICATION

[0001] This application claims priority of U.S. Provisional Patent Application No. 61/367045, filed on Jul. 23, 2010.

BACKGROUND OF THE INVENTION

[0002] 1. Field of the Invention

[0003] The present invention relates to a digital space management system for a plurality of peripheral devices, more particularly to a digital space management system for performing a space planning operation for a space and for managing a plurality of peripheral devices in the space.

[0004] 2. Description of the Related Art

[0005] As communication technologies and digital household electrical appliances are developed increasingly, technologies for managing and controlling the digital household electrical appliances have been developed. For example, U.S. Pat. No. 7,627,098 discloses "an intelligent management apparatus and method of digital home network system" for minimizing user intervention and providing a relatively convenient living environment. However, the conventional technologies for managing and controlling the digital household electrical appliances do not provide a graphic interface allowing a user to perform a space planning operation for a space.

SUMMARY OF THE INVENTION

[0006] Therefore, an object of the present invention is to provide a digital space management system for managing a plurality of peripheral devices in a space with the use of a graphic interface.

[0007] Accordingly, a digital space management system of the present invention is used for managing a plurality of peripheral devices in a space. The digital space management system comprises a communication unit for communicating with the peripheral devices, and a processing unit electrically coupled to the communication unit. The processing unit is operable to generate a space management graphic interface with a floor-planning function and a room-planning function for allowing a user of the digital space management system to perform a space planning operation for the space.

BRIEF DESCRIPTION OF THE DRAWINGS

[0008] Other features and advantages of the present invention will become apparent in the following detailed description of the preferred embodiment with reference to the accompanying drawings, of which:

[0009] FIG. 1 is a schematic diagram illustrating a space that has a plurality of peripheral devices and that is applied with a preferred embodiment of a digital space management system according to this invention;

[0010] FIG. 2 is a block diagram of the digital space management system of the preferred embodiment;

[0011] FIG. 3 is a schematic diagram illustrating a main menu graphic interface generated by the digital space management system of the preferred embodiment;

[0012] FIG. 4 is a schematic diagram illustrating a space management graphic interface generated by the digital space management system of the preferred embodiment;

[0013] FIG. 5 illustrates a space (home) catalog resulting from classification of space planning information according to floor information thereof;

[0014] FIG. 6 is a schematic diagram illustrating a device management graphic interface generated by the digital space management system of the preferred embodiment;

[0015] FIG. 7 is a schematic diagram illustrating the device management graphic interface associated with a device category of lighting equipment;

[0016] FIG. 8 illustrates a device function catalog resulting from functional classification of visual elements according to device function information of peripheral devices that respectively correspond to the visual elements;

[0017] FIG. 9 illustrates a device communication type catalog resulting from communication type classification of the visual elements according to communication type information of the peripheral devices;

[0018] FIG. 10 is a schematic diagram illustrating a home overview graphic interface generated by the digital space management system of the preferred embodiment; and

[0019] FIG. 11 is a schematic diagram illustrating a room view graphic interface generated by the digital space management system of the preferred embodiment.

DETAILED DESCRIPTION OF THE PREFERRED EMBODIMENT

[0020] Referring FIG. 1, the preferred embodiment of a digital space management system 1 of this invention is applied to a space having a plurality of peripheral devices. In practice, the space may be a house, a hotel, a condominium, or a plan area and sub-spaces of an exhibition center or a large public space. For instance, the digital space management system 1 can be applied to management and control of peripheral devices in a house, to management and control of power source, lighting and air conditioning in an exhibition center, and to management and control of public facilities in a hotel or in a condominium. The digital space management system 1 is configured to manage and control the peripheral devices communicating with the digital space management system 1 via various communication types. As shown in FIG. 1, in this embodiment, the digital space management system 1 is applied to a house, and the peripheral devices in the house are classified, according to the communication types thereof, into an infrared communication-based device group 21, a Zigbee communication-based device group 22, a Wi-Fi communication-based. device group 23, and a Session Initiation Protocol (SIP) communication-based device group 24. The infrared communication-based device group 21 includes a living room lamp 211, a wall lamp 212, an entrance lamp 213, and an air conditioner 214.

[0021] The Zigbee communication-based device group 22 includes a gas detector 221, a heat detector 222, an automatic curtain 223, and an electric rolling door 224. The Wi-Fi communication-based device group 23 includes an audio/video player 231 and a webcam 232, The SIP communication-based device group 24 includes an internet telephone 241.

[0022] Currently, since intelligent household electrical appliances and network communication are developed increasingly, many home network protocol standards for regulating and controlling the peripheral devices have been developed. The digital space management system 1 is operable to control the peripheral devices through the existing home network protocol standards including, for example, LonTalk standard, ECONET standard, KNX standard, etc. Since the above-mentioned home network protocol standards

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are well known to those skilled in the art, details thereof will be omitted herein for the sake of brevity.

[0023] Referring to FIG. 2, in this embodiment, the digital space management system 1 is implemented with an electronic device, such as a portable electronic device examples of which include a smart phone, a personal digital assistant, a tablet computer, etc. The digital space management system 1 includes an input/output unit 11, a communication unit 12, an image capture unit 13, a processing unit 14, and a data base 15.

[0024] The input/output unit 11 is configured to allow a user to interactively operate the digital space management system 1. In practice, the input/output unit 11 is a combination of a keyboard, a mouse, a display and a joystick, a touch screen, or other devices with similar functions. The communication unit 12 is configured for communicating with the peripheral devices. The image capture unit 13 is configured for capturing a physical space image of the sub-space of the space. It should be noted that, in other embodiments, the image capture unit 13 may be omitted, and the physical space image may be captured by the webcam 232 and received by the communication unit 12 of the digital space management system 1 through wireless communication. In other embodiments, the image capture unit 13 and the webcam 232 may be configured to capture a physical space image of the space.

[0025] The processing unit 14 is electrically coupled to the input/output unit 11, the communication unit 12, the image capture unit 13 and the data base 15. During initialization of the digital space management system 1, the processing unit 14 is operable to detect and scan the peripheral devices through the communication unit 12 to obtain a plurality of device information sets corresponding to the peripheral devices, respectively. Further, the processing unit 14 is operable to store in the data base 15 the physical space image captured by the image capture unit 13 (or received by the communication unit 12 in other embodiments) and the device information sets.

[0026] In particular, each of the device information sets includes manufacturer information, device function information, communication type information, and device identification information. The manufacturer information has the information related to a manufacturer of a corresponding one of the peripheral devices, such as a name of the manufacturer. The device function information indicates a property of a function of a corresponding one of the peripheral devices, such as the functions of lighting, detection, temperature control, and communication. The communication type information indicates a communication type of a corresponding one of the peripheral devices, for example, Wi-Fi, infrared, and Zigbee. The device identification information is unique, and the digital space management system 1 is configured to identify a corresponding one of the peripheral devices through the device identification information.

[0027] Referring to FIGS. 2 to 4, when the digital space management system 1 is activated, the processing unit 14 is operable to generate a main menu graphic interface 3 as shown in FIG. 3, and to control the input/output unit 11 to display the main menu graphic interface 3. The main menu graphic interface 3 includes a "Smart Your Home" icon 31, a "Home Overview" icon 32, and a plurality of function icons 33. When a user of the digital space management system 1 selects the "Smart Your Home" icon 31, the processing unit 14 is operable to generate a space management graphic interface 4 as shown in FIG. 4, to control the input/output unit 11 to show the space management graphic interface 4 to the user, and to allow the user to perform a space planning operation for the space, to set the physical space image of the sub-space, and to perform other interactive operations. In this embodiment, the space has at least one sub-space. In particular, the space is a house and the sub-space of the space is a room located in a floor of the house, and the physical space image is an image of the room. In the case of a space having only one sub-space, the sub-space may be a portion of the space or the space itself.

[0028] As shown in FIG. 4, an exemplary embodiment of the space management graphic interface 4 generated by the processing unit 14 includes a floor management toolbar 41, a room management toolbar 42, a first display area 43, a second display area 44, and a functional shortcut toolbar 45. The functional shortcut toolbar 45 includes a "Main Menu" button 451, an "Add Device" button 452, and a "Home Overview" button 953. When the user selects one of the buttons 451 to 453, the processing unit 14 is operable to control the input/output unit 11 to display a corresponding graphic interface allowing the user to perform a corresponding operation For example, when the user selects the "Main Menu" button 451, the processing unit 14 is operable to control the input/output unit 11 to display the main menu graphic interface 3 allowing the user to perform the interactive operation.

[0029] The floor management toolbar 41 in the space management graphic interface 4 generated by the processing unit 14 allows the user to perform a floor-planning function through the input/output unit 11. The floor management toolbar 41 includes a floor-adding button 411 for adding a floor to a space plan, a floor-deleting button 412 for deleting an existing floor from the space plan, a floor information display area 413 for displaying an index of a current floor that is to be planned in the space plan, an upward button 414 for changing the floor from the current floor to an upper floor in the space plan, and a downward button 415 for changing the floor from the current floor to a lower floor in the space plan. The room management toolbar 42 allows the user to perform a room-planning function through the input/output unit 11. The room management toolbar 42 includes a room-adding button 421 for adding a room to a floor plan, a room-deleting button 422 for deleting an existing room from the floor plan, a room information display area 423 for displaying a name of a current room that is to be planned in the floor plan, a previous button 424 for changing the room from the current room to a previous room in the floor plan, and a next button 425 for changing the room from the current room to a next room in the floor plan. The second display area 44 is configured to display the physical space image 441 associated with the current room with the name displayed in the room information display area 423.

[0030] When the user selects the room-adding button 421 to add a room to the floor plan during the space planning operation, the processing unit 14 is operable to display, on the first display area 43 in the space management graphic interface 4, the physical space images 431 (stored in the data base 15) of respective rooms that are located in a floor associated with the floor plan. Further, the processing unit 14 is configured to allow the user to use the input/output unit 11 for selecting one of the physical space images 431 on the first display area 43 that corresponds to a to-be-added room (i.e., the sub-space), and for dragging and moving the corresponding one of the physical space images 431 from the first display area 43 to the second display area 44 so as to set the physical

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space image **441** of the to-be-added room (the sub-space). The processing unit **14** is further operable, according to the space planning operation, to generate space planning information including floor information and room information, and to classify the space planning information according to the floor information and the room information.

[0031] For example, it is assumed that, in the space planning operation, the user has planned the home with a first floor having a entranceway, a kitchen and a living room; a second floor having a rest area, a guest room and a study room; and a third floor having a master bedroom and a bathroom. The processing unit **14** is operable to classify the space planning information according to the floor information and the room information. The classification result is shown in FIG. **5** as a home catalog **5**. In the home catalog **5**, a root catalog **51** indicates the home, a first-layer sub-catalog **52** includes the described floors (i.e., the first to third floors) classified according to the floor information, and a second-layer sub-catalog **53** includes the described rooms corresponding to the respective floors in the first-layer sub-catalog **52**.

[0032] Referring to FIGS. **2**, **6** and **7**, when the user selects the "Add Device" button **452** of the functional shortcut toolbar **45** shown in FIG. **4**, the processing unit **14** is operable to generate a device management graphic interface **6**, and to control the input/output unit **11** to display the device management graphic interface **6**. The device management graphic interface **6** is configured to allow the user to perform a device disposing operation to dispose a plurality of visual elements in the physical space image **621**. Each of the visual elements corresponds to a respective one of the peripheral devices, and may be an icon, an image or text in practice for indicating the respective one of the peripheral devices. The device management graphic interface **6** is further configured to display the described visual elements and to allow the user to perform interactive operation upon the peripheral devices.

[0033] As shown in FIG. **6**, an exemplary embodiment of the device management graphic interface **6** includes a third display area **61**, a fourth display area **62**, a floor management toolbar **63**, a previous room button **64**, a next room button **65**, a functional shortcut toolbar **66**, and a room information display area **67**.

[0034] The third display area **61** is configured to display the visual elements corresponding to the respective peripheral devices. The fourth display area **62** is configured to display a physical space image **621** associated with the current room (i.e., the sub-space) that is to be planned and managed. Functions of the floor management toolbar **63** are similar to those of the floor management toolbar **41** in the space management graphic interface **4** of FIG. **4** for adding a floor to the space plan, for deleting an existing floor from the space plan, and for changing the current floor among various floors in the space plan. The previous room button **64** and the next room button **65** are configured to change the current room among various rooms in the floor plan associated with the same floor. The room information display area **67** is configured to display the name of the current room, i.e., the name of the room associated with the physical space image **621** displayed in the fourth display area **62**. The functional shortcut toolbar **66** includes a "Main Menu" button **661**, an "Add Room" button **662**, and a "Home Overview" button **663**. When the user selects the "Add Room" button **662**, the processing unit **14** is operable to control the input/output unit **11** to display the space management graphic interface **4** shown in FIG. **4**, and to allow the user to perform the space planning operation for the house (i.e., the space).

[0035] It should be noted that the device information sets of the respective peripheral devices are obtained by the processing unit **14** using the communication unit **12** to scan the peripheral devices during initialization of the digital space management system **1**, and are pre-stored in the data base **15**. The data base **15** is configured to further store a plurality of pre-established icons, and each of the device information sets further includes icon information indicating one of the pre-established icons stored in the data base **15**. The processing unit **14** is operable to obtain one of the pre-established icons corresponding to one of the peripheral devices from the data base **15** according to the icon information in the device information set of the corresponding one of the peripheral devices, and to display said one of the pre-established icons of the corresponding one of the peripheral devices. Thus, the user can directly appreciate and know the peripheral devices actually corresponding to the visual elements, respectively.

[0036] Further, the processing unit **14** is operable to classify the visual elements into various categories **70** according to the device information sets of the peripheral devices that respectively correspond to the visual elements, and to display the various categories **70** of the visual elements on the third display area **61**. For example, the processing unit **14** is operable to classify the peripheral devices with the communication type of Zigbee according to standards in Zigbee Cluster Library (abbreviated as ZCL) of Zigbee pro 2007. In this embodiment, the processing unit **14** is operable to classify the peripheral devices into a category of lighting equipment, a category of detectors, a category of automation devices, a category of temperature control devices, a category of communication devices, and a category of multimedia devices. The result of the functional classification is shown in FIG. **8** as a device function catalog **81**. In the device function catalog **81**, a root catalog **811** indicates the peripheral devices, a first-layer sub-catalog **812** includes the described categories classified according to the device function information, and a second-layer sub-catalog **813** includes the peripheral devices classified into various groups each corresponding to a respective one of the categories in the first-layer sub-catalog **812**.

[0037] In other embodiments, the processing unit **14** may be operable, according to the communication type information, to classify the peripheral devices into a category of infrared devices, a category of Zigbee devices, a category of Wi-Fi devices, and a category of SIP devices. The result of the communication type classification is shown in FIG. **9** as a device communication type catalog **82**. In the device communication type catalog **82**, a root catalog **821** indicates the peripheral devices, a first-layer sub-catalog **822** includes the described categories classified according to the communication type information, and a second-layer sub-catalog **823** includes the peripheral devices classified into various groups each corresponding to a respective one of the categories in the first-layer sub-catalog **822**.

[0038] When the user selects one of the categories **70** of the visual elements using the input/output unit **11**, the processing unit **14** is operable to display the visual elements in the selected one of the categories **70** on the third display area **61**. The visual elements are configured to allow the user to perform interactive operation upon the peripheral devices in the selected one of the categories **70**. The processing unit **14** is further operable to generate at least one control signal in

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response to the interactive operation, and to send the control signal to a corresponding one of the peripheral devices through the communication unit **12**.

[0039] Referring to FIGS. **6** and **7** as an example, when the user touches the catalog of lighting equipment **7** (see FIG. **6**), the processing unit **14** is operable to display a visual element of the living room lamp **71**, a visual element of the wall lamp **72**, and a visual element of the entrance lamp **73** on the third display area **61** in the device management graphic interface **6** as shown in FIG. **7**. The visual element of the living room lamp **71** has an icon of the living room lamp **711** and a test button **712**, the visual element of the wall lamp **72** has an icon of the wall lamp **721** and a test button **722**, and the visual element of the entrance lamp **73** has an icon of the entrance lamp **731** and a test button **732**. In this embodiment, when the user touches one of the test buttons **712**, **722** and **732**, the processing unit **14** is operable to check whether a corresponding one of the living room lamp **211**, the wall lamp **212** and the entrance lamp **213** operates accordingly. The visual elements **71-73** in the third display area **61** are configured. to present a relatively bright color indicating that living room lamp **211**, the wall lamp **212** and the entrance lamp **213** have not been allocated yet and can be disposed to a desired room.

[0040] As shown in FIG. **7**, for disposing a visual element corresponding to a desired one of the peripheral devices (e.g., the entrance lamp **213**), the device management graphic interface **6** generated by the processing unit **14** is further configured to allow the user to drag and move the icon **731** of the visual element **73** corresponding to the desired one of the peripheral devices (the entrance lamp **213**) to the physical space image **621** displayed on the fourth display area **62**. Then, the processing unit **14** is operable to generate, according to the device disposing operation, disposition information including a disposition relationship of at least one of the visual elements **71**, **72**, **73** in the physical space image **621**. The disposition relationship indicates a position of one of the peripheral devices corresponding to said at least one of the visual elements **71**, **72**, **73** in the sub-space (i.e., the living room associated with the physical space image **621**). In this embodiment, the disposition information further includes physical space information and device identification information of the peripheral devices corresponding to the respective visual elements that have been disposed in the physical space image **621**. The physical space information is used for indicating the positions of the peripheral devices that have been disposed in the sub-space.

[0041] Seeing FIG. **7** as an example, after the user drags and moves the icon **731** corresponding to the entrance lamp **213** to the physical space image **621** on the fourth display area **62** associated with the living room using the input/output unit **11**, the processing unit **14** is operable accordingly to generate the disposition information with the physical space information indicating that the entrance lamp **213** is in the living room on the first floor of the house. When the user touches the test button **732** of the visual element **73** corresponding to the entrance lamp **213** on the device management graphic interface **6**, the processing unit **14** is operable to generate and send the control signal to the entrance lamp **213** according to the device identification information for checking whether the entrance lamp **213** operates accordingly. In this embodiment, the device management graphic interface **6** is further configured to allow the user to drag and move the icon **731** of the entrance lamp **213** from the physical space image **621** on the fourth display area **62** back to the third display area **61**. At this time, the visual element **73** of the entrance lamp **213** in the third display area **61** is configured to re-present the relatively bright color indicating that the icon **731** of the entrance lamp **213** has not been allocated yet and can be disposed to a desired room. Similarly, after the user disposes the icon **731** of the entrance lamp **213** to the physical space image **621** on the fourth display area **62**, the visual element **73** of the entrance lamp **213** in the third display area **61** is configured to present a relatively dim color indicating that the icon **731** of the entrance lamp **213** has been disposed.

[0042] Referring to FIG. **10**, when the user selects the "Home Overview" button **453** shown in FIG. **4** or the "Home Overview" button **663** shown in FIG. **6**, the processing unit **14** is operable to generate a home overview graphic interface **60** for presenting the physical space images **601-605** that have been disposed with the visual elements after the space planning operation and the device disposing operation. When the user touches one of the physical space images **601-605**, the processing unit **14** is further operable to generate a room view graphic interface **9** as shown in FIG. **11**, and to control the input/output unit **11** to display the room view graphic interface **9** with a physical space image **911** corresponding to one of the physical space images **601-605** that has been touched in the home overview graphic interface **60**. Further, the room graphic interface **9** is configured to allow the user to find the peripheral devices desired to be controlled from the physical space image **911** in the room view graphic interface **9** that has been allocated with the visual elements corresponding to the peripheral devices. Therefore, the u ser may control the peripheral devices by operating visual elements **95-97** in the room view graphic interface **9**. The home overview graphic interface **60** includes a "Main Menu" button **606** for returning to the main menu graphic interface **3** as shown in FIG. **3**.

[0043] As shown in FIG. **11**, an exemplary embodiment of the room view graphic interface **9** includes a fifth display area **91**, a sixth display area **92**, a room toolbar **93**, a "Main Menu" button **94**, and a "Home Overview" button **98**. When the user selects the "Home Overview" button **98**, the input/output unit **11** is configured to display the home overview graphic interface **60** of FIG. **10** again. The fifth display area **91** is configured to display the physical space image **911** associated with a current room selected from the home overview graphic interface **60**, and an icon **951** of the wall lamp **212**, an icon **961** the automatic curtain **223**, and an icon **971** of the webcam **232** that have been disposed to the physical space image **911**. The sixth display area **92** is configured to display a visual element **95** of the wall lamp **212**, a visual element **96** of the automatic curtain **223**, and a visual element **97** of the webcam **232** that correspond to the peripheral devices disposed in the current room, respectively. The room, toolbar **93** includes a previous room button **931**, a next room button **932**, and a room information display area **933**. The previous room button **931** and the next room button **932** are configured for changing the current room. The room information display area **933** is configured to display the name of the current room, i.e., the name of the room associated with the physical space image **911** displayed in the fifth display area **91**.

[0044] In summary, the space management graphic interface **4** generated by the processing unit **14** is configured to allow the user to perform the space planning operation. The processing unit **14** is operable to generate the space planning information and to classify the space planning information according to the floor information such that the user may manage the space (i.e., the house) according to the home

US 2012/0023215 A1 Jan. 26, 2012
5

catalog **5**. Further, the device management graphic interface **6** generated by the processing unit **14** is configured to allow the user to perform the device disposing operation to dispose the icons of the peripheral devices to the physical space images. The processing unit **14** is further operable to generate the disposition information according to the device disposing operation so as to provide the physical space information of the peripheral devices to the user.

[0045] While the present invention has been described in connection with what is considered the most practical and preferred embodiment, it is understood that this invention is not limited to the disclosed embodiment but is intended to cover various arrangements included within the spirit and scope of the broadest interpretation so as to encompass all such modifications and equivalent arrangements.

What is claimed is:

1. A digital space management system for managing a plurality of peripheral devices in a space, said digital space management system comprising:

a communication unit for communicating with the peripheral devices; and

a processing unit electrically coupled to said communication unit, said processing unit being operable to generate a space management graphic interface allowing a user of said digital space management system to perform a space planning operation for the space.

2. The digital space management system as claimed in claim **1**, the space having at least one sub-space,

wherein said processing unit is configured to generate the space management graphic interface to further allow the user to set a physical space image associated with the sub-space.

3. The digital space management system as claimed in claim **1**, the space having at least one sub-space, wherein said processing unit is further operable to generate a device management graphic interface including a physical space image associated with the sub-space and a plurality of visual elements each of which corresponds to a respective one of the peripheral devices, and allowing the user to dispose at least one of the visual elements in the physical space image.

4. The digital space management system, as claimed in claim **3**, wherein each of the visual elements allows the user to interactively operate the respective one of the peripheral devices, and said processing unit is further operable to generate at least One control signal in response to the interactive operation, and to send the control signal to a corresponding one of the peripheral devices through said communication unit.

5. The digital space management system as claimed in claim **3**, wherein said processing unit is further operable to generate, according to the disposition of said at least one of the visual elements, disposition information including a disposition relationship of said at least one of the visual elements in the physical space image, the disposition relationship indicating a position of one of the peripheral devices corresponding to said at least one of the visual elements in the sub-space.

6. The digital space management system as claimed in claim **5**, wherein the disposition information further includes physical space information and device identification information of the peripheral devices corresponding to the respective visual elements that have been disposed in the physical space image.

7. The digital space management system as claimed in claim **6**, the space further having at least one floor, the sub-space being a room located in the floor of the space and the physical space image being an image of the room, wherein the physical space information includes the floor and a position where the room is located in the floor.

8. The digital space management system as claimed in claim **7**, wherein said processing unit is operable to generate the space management graphic interface further with a floor-planning function allowing the user to plan the floor in the space.

9. The digital space management system as claimed in claim **8**, wherein said processing unit is further operable to generate space planning information including floor information according to the space planning operation, and to classify the space planning information according to the floor information.

10. The digital space management system as claimed in claim **3**, the sub-space being a room located in the space,

wherein said processing unit is operable to generate the space management graphic interface with a room-planning function allowing the user of said digital space management system to plan the sub-space.

11. The digital space management system as claimed in claim **3**, further comprising an input/output unit electrically coupled to said processing unit, wherein the device management graphic interface generated by said processing unit is configured to allow the user to drag and move the visual elements through said input/output unit for disposing at least one of the visual elements in the physical space image; and

the device management graphic interface and the space management graphic interface generated by said processing unit are displayed on said input/output unit.

12. The digital space management system as claimed in claim **3**, wherein said processing unit is further operable to detect and scan the peripheral devices through said communication unit to obtain a plurality of device information sets corresponding to the peripheral devices, respectively.

13. The digital space management system as claimed in claim **12**, wherein said processing unit is further operable to classify the visual elements into various categories according to the device information sets of the peripheral devices that respectively correspond to the visual elements, and to display the visual elements according to the categories.

14. The digital space management system as claimed in claim **13**, wherein the device information set of each of the peripheral devices includes device function information and communication type information.

* * * * *

(19) Intellectual Property Office of Taiwan

(11) Publication No.: TW 201125376 A1

(12) Published Description of the Invention	(43) Date of Publication: July 16, TW 100 (2011)

(21) Application Number: 099100089	(22) Date of Application: January 05, TW 99 (2010)

(51) Int. Cl. : H04R3/12   (2006.01)

(71) Applicant:	LITE-ON TECHNOLOGY CORPORATION (TW)
22F, 392, Ruey Kuang Road, Neihu, Taipei 114, Taiwan

(72) Inventor:	HOU, CHIH YUAN (TW); TSENG, TSAO TENG (TW); CHEN, CHI WEN (TW)

(74) Agent:	YUN, YIQUN; CHEN, WENLANG

Patent Entity Examination:   Yes   Number of Patent Claims: 18   Number of Figures:   7   28 pages in total

(54) Title

COMMUNICATING MODULE, MULTIMEDIA PLAYER AND TRANSCEIVING SYSTEM COMPRISING THE MULTIMEDIA PLAYER

(57) Abstract

A multimedia player is adapted for receiving a multimedia signal and receiving a communicating signal from an interphone and carrying with an input signal. The multimedia player comprises an output device, a communicating module and a core device. The communicating module includes a transporting unit used to receive the communicating signal, a decoding unit used to decode according to the communicating signal, and a processing unit generating an output signal corresponding to the input signal based on the decording result of the decoding unit. The core device is used to receive the multimedia signal and the output signal and to let the output device play the multimedia signal and the output signal simultaneously in order to achieve the object of not breaking off a multimedia service when interaction with a visitor is ongoing.

1: Main converting device

2: Auxiliary converting device

3: Core device

40: Input device

50: Output device

51: Sound recorder

52: Loudspeaker

53: Image recorder

54: Display device

100: Interphone

200: Multimedia player

300: Communicating module

Specifications of Invention Patent

(Please do not arbitrarily change the format or order of this specifications, and do not fill in parts marked with .)

Application Number: Date of Application: 99.1.05	IPC Classification:
(2006.01)

1. Title of the Invention: (Chinese/English)

communicating module, multimedia player and transceiving system comprising the multimedia player

2. Abstract of the Invention in Chinese:

3. Abstract of the Invention in English:

A multimedia player is adapted for receiving a multimedia signal and receiving a communicating signal from an interphone and carrying with an input signal. The multimedia player comprises an output device, a communicating module and a core device. The communicating module includes a transporting unit used to receive the communicating signal, a decoding unit used to decode according to the communicating signal, and a processing unit generating an output signal corresponding to the input signal based on the decoding result of the decoding unit. The core device is used to receive the multimedia signal and the output signal and to let the output device play the multimedia signal and the output signal simultaneously in order to achieve the object of not breaking off a multimedia service when interaction with a visitor is ongoing.

2

4. Designated Representative Drawing:

1) The designated representative drawing of the invention is Figure (1).

2) Simple description of element symbols in the drawing:

100	Interphone

200	Multimedia player

300	Communicating module

1	Main converting device

2	Auxiliary converting device

3	Core device

40	Input device

50	Output device

51	Sound recorder

52	Loudspeaker

53	Image recorder

54	Display device

5. If this case includes chemical formulas, please display the chemical formulas most capable of showcasing the features of the invention:

3

6. Specifications of the Invention:

[Technical Field of the Invention]

The invention relates to a transceiving system, particularly to a transceiving system comprising a multimedia player.

[Background Technology]

Generally speaking, an outdoor interphone is often installed at the door of a house to help visitors outside contact the residents inside. In addition, the resident usually interacts with the visitor through an indoor interphone separately installed at the entrance of the door.

However, when the indoor interphone sends a visiting request, the resident has to put down the work at hand and hurry to the interphone from the current location if the resident is not beside the interphone. What is worse, this may displease the resident if he or she is watching a wonderful film at that particular moment.

[Summary of the Invention]

Therefore, the purpose of the invention is to provide a communicating module, a multimedia player and a transceiving system comprising the multimedia player, to allow the resident to talk to the visitor outside the door while still enjoying multimedia services.

As a result, the multimedia player of the invention is adapted for receiving a multimedia signal and receiving a communicating signal from an interphone and carrying with an input signal. The multimedia player comprises an output device, a communicating module and a core device. The communicating module includes a transporting unit used to receive the communicating signal, a decoding unit used to decode according to the communicating signal, and a processing unit generating an output signal

4

corresponding to the input signal based on the decording result of the decoding unit. The core device is used to receive the multimedia signal and the output signal and to let the output device play the multimedia signal and the output signal simultaneously.

The communicating module of the invention is adapted for receiving a communicating signal that carries an input signal and that is electrically connected with a core device coupled with an output device. The communicating module comprises a transporting unit used to receive the communicating signal, a decoding unit used to decode the communicating signal, and a processing unit generating an output signal corresponding to the input signal according to the decoding result of the decoding unit. Whenever the output device plays a multimedia signal, the core device allows the output device to play the output signal and the multimedia signal simultaneously when the core device receives the output signal.

The transceiving system of the invention comprises an interphone and a multimedia player. The interphone comprises an input device used to acquire a signal, a processing unit used to process the signal acquired by the input device into a coded signal, and a transporting unit used to load the coded signal on a communicating signal and send the communicating signal. The multimedia player comprises an output device, a communicating module, and a core device. The communicating module is provided with a transporting unit used to receive the communicating signal, a decoding unit used to decode the communicating signal, and a processing unit generating an output signal according to the decoding result of the decoding unit. The core device is used to receive the multimedia signal and the output signal and to let the output device display the output signal and the multimedia signal simultaneously.

[Description of the Preferred Embodiment]

The above-mentioned and other technical content, characteristics and

5

functions of the invention are clearly presented in the detailed description of a preferred embodiment below, with drawings for reference.

Referring to Figure 1, the preferred embodiment of the transceiving system of the invention comprises an interphone 100 and a multimedia player 200. Preferably, the interphone 100 is installed at the door of the house and the multimedia player 200 is an indoor television.

In addition, the multimedia player 200 comprises a communicating module 300 that is connected to the interphone 100 through a network. Therefore, when triggered by a visitor, the interphone 100 transmits a first  communicating signal to the communicating module 300 to alert the resident. On the other side, the resident can also send a second communicating signal through the communicating module 300 in order to interact with the visitor standing near the interphone 100.

Visitor Request

The interphone 100 of the embodiment comprises a main converting device 1, as well as a sound recorder 51 and an image recorder 53 that serve as an input device 40. The multimedia player 200 of the embodiment comprises a communicating module 300, a core device 3, and a loudspeaker 52 and a display device 54 which serve as an output device 50. In addition, the communicating module 300 is networked with the main converting device 1 of the interphone 100 through an auxiliary converting device 2 of the communicating module 300.

When the multimedia player 200 receives a multimedia signal, the core device 3 processes the multimedia signal into an audio signal to be played by the loudspeaker 52, and also processes the multimedia signal into a video signal to be displayed by the display device 54. Therefore, the resident near the multimedia player 200 can enjoy the associated multimedia service.

If triggered by the visitor during the multimedia service, the interphone 100 initiates recording of the sound recorder 51 to obtain a first sound

6

recording signal and also allows the image recorder 53 to operate, acquiring a first image recording signal. Then the main converting device 1 treats the first sound recording signal and the first image recording signal as an input signal and converts the input signal into a first communicating signal.

After the first communicating signal is transmitted to the multimedia player 200 through the network, the auxiliary converting device 2 converts the sound part of the first communicating signal into a first loudspeaking signal that corresponds to the first sound recording signal, and transmits the image part of the first communicating signal so as to allow the core device 3 to convert the image part of the first communicating signal into a first display signal that corresponds to the first image recording signal. This is how the first loudspeaking signal and the first display signal that serve as the output signal are acquired.

Finally, the core device 3 combines the first loudspeaking signal and the sound signal of the multimedia service to be played by the loudspeaker 52 synchronously. In addition, the core device 3 adopts a picture-in-picture mode, with the display device 54 showing the effect of the first display signal being superposed on the video signal of the multimedia service. As a result, the resident can enjoy uninterrupted multimedia service without rushing to respond to the visitor outside the door.

The main converting device 1 used to produce the first communicating signal and the auxiliary converting device 2 used to process the first communicating signal are described in further detail below.

As shown in Figure 2, the main converting device 1 is provided with an audio processing unit 11, a video processing unit 12, a coding unit 13 and a transporting unit 14. The audio processing unit 11 generates a first sound recording signal according to the sound recorded by the sound recorder 51.

7

The video processing unit generates a first image recording signal according to an image shot by the image recorder 53. The coding unit 13 codes a first coding signal according to the first sound recording signal and the first image recording signal by means of an MPEG (Moving Picture Experts Group) coding mode. Then the transporting unit 14 transmits the first communicating signal according to the first coding signal.

The transporting unit 14 can select a wired or wireless transmission mode. The exemplary embodiment of the invention is as follows: the transporting unit 14 is provided with a protocol unit 141, a wired transceiving unit 142 and a wireless transceiving unit 143. The protocol unit 141 loads the first coding signal to the first communicating signal according with the SIP (Session Initiation Protocol) and then selectively transmits the first communicating signal to the wired transceiving unit 142 or the wireless transceiving unit 143. The wired transceiving unit 142 forwards the signal through an Ethernet wire 7 to the auxiliary converting device 2 based on the format of TCP/IP (Transmission Control Protocol/Internet Protocol), while the wireless transceiving unit 143 forwards the signal through an antenna 8 based on the WiMax (Worldwide Interoperability for Microwave Access) or Wi-Fi (Wireless Fidelity).

It is noted that the main converting device 1 is further provided with a control unit 15 which trains a synchronous signal according to the first sound recording signal and the first image recording signal in order to provide evidence for the operation of the various units.

In addition, as shown in Figure 3, the auxiliary converting device 2 possesses the function of calling the main converting device 1 and can analyze the sound and the image of the visitor from the first communicating

8

signal. The auxiliary converting device 2 is provided with a transporting unit 24, a decoding unit 23 and an audio processing unit 21, and the core device 3 comprises a display processing unit 26.

When the first communicating signal is transmitted to the auxiliary converting device 2, it is received by the transporting unit 24 in a wired or wireless manner corresponding to the forwarding means of the transmitting unit 14, and the protocol unit 241 separates a first to-be-decoded signal from the first communicating signal. The decoding unit 23 conducts MPEG decoding on the first to-be-decoded signal. The audio processing unit 21 generates a first loudspeaking signal according to the decoding result, the display processing unit 26 of the core device 3 generates a first display signal according to the decoding result, and then the first loudspeaking signal and the first display signal are presented through the loudspeaker 52 and the display device 54 coupled with the core device 3. In this way, the sound and the image of the visitor can be transmitted to the resident enjoying the multimedia service.

It is worth noting that the audio processing unit 11 and the video processing unit 12 of the main converting device 1 can be integrated into a processing unit 10 in Figure 2. The audio processing unit 21 of the auxiliary converting device 2 can also be configured into a processing unit 20 in Figure 3.

It is also worth noting that the multimedia player 200 in the embodiment is assumed to be an indoor television having a picture-in-picture function, so the display processing unit 26 is built in the core device 3. However, if other applications do not have such function (as shown in Figure 4), the display processing unit 26 is preferably moved to a processing unit 20’ of the auxiliary converting device 2.

9

Resident Response

As shown in Figure 3, in order to deliver the response of the resident, the communicating module 300 of the multimedia player of the embodiment  also comprises a sound recorder 51 and an image recorder 53, and the processing unit 20 of the auxiliary converting device 2 also comprises a video processing unit 22. The communicating module 300 acquires the sound and the image of the resident through the sound recorder 51 and the image recorder 53 respectively, then the auxiliary converting device 2 generates a second communicating signal to respond to the visitor standing near the interphone 100.

The auxiliary converting device 2 generates a second sound recording signal according to the sound of the resident through the audio processing unit 21, and generates a second image recording signal according to the image of the resident through the audio processing unit 22. The coding unit 27 conducts MPEG coding according to the second sound recording signal and the second image recording signal to acquire a second coding signal. Then the transporting unit 14 transmits the second communicating signal according to the second coding signal.

When the main converting device 1 in Figure 2 receives the second communicating signal, the transporting unit 14 separates a second to-be-decoded signal from the second communicating signal according to the SIP. After the second to-be-decoded signal is decoded by the decoding unit 17, the audio processing unit 11 generates a second loudspeaking signal according to the decoding result, the video processing unit 12 generates a second display signal according to the decoding result, and then the second loudspeaking signal and the second display signal are respectively presented through the loudspeaker 52 and the display device 54 that are coupled, so as to respond to the visitor outside the door.

Of course, in consideration of the privacy of the resident, the display device 54 of the interphone 100, the image recorder 53 of the communicating module 300, and the video processing unit 22 of the auxiliary converting device 2 are optional, so only the second communicating signal carrying the sound of the resident is transmitted by the communicating module 300.

10

It is worth noting that the sound recorder 51 of the communicating module 300 is preferably assembled from a weighting unit 511 and multiple microphones, as shown in Figure 5, in order to allow the visitor to receive the sound of the resident clearly and be free from sound interference from the multimedia. The sound recorder 51 produces a similar beamformer effect, and then the weighting unit 511 integrates the recorded sounds of all the microphones at different weighting proportions to achieve a recording quality with a better signal to voice ratio (SNR). Likewise, if the sound recorder 51 of the interphone 100 is implemented in the above-mentioned manner, then the resident will not hear street noises, such as sirens.

Furthermore, as shown in Figure 6, the multimedia signal received by the core device 3 can be a television signal processed by a frequency modulator 31 or video streams in AV (audio/video), SV(S-video) or other formats processed by a receiver 32. When a demodulator 33 further separates the loaded content from the multimedia signal, an audio processor 34 allows the loudspeaker 52 to emit a corresponding sound effect, and a video processor 45 also allows the driver 55 to drive the display device 54 to present a corresponding image.

The audio processor 34 of the embodiment is mainly used to process the multimedia signal into the audio signal and integrate the first loudspeaking signal and the audio signal of the multimedia service, so as to let the loudspeaker 52 display synchronously. In another exemplary embodiment in Figure 7, after the audio processor 34 processes and acquires the audio signal, the core device 3 can further choose to display the first loudspeaking signal, or the audio signal of the multimedia service, or both the first loudspeaking signal and the audio signal simultaneously according to a sound play command by a multiplex unit 37.

11

In addition to training a synchronous signal for the operation of various elements 26, 31-35 and 55 according to the multimedia signal, the control unit 36 of the core device 3 further allows the display processing unit 26 to generate a first display signal in a picture frame size and also lets the video processor 35 put the first display signal in a relative position of the display device 54. Fundamentally, the picture frame size of the first display signal is no greater than the maximum pick-up range of the display device 54.

It is stressed that although as described above the video processor 35 can adopt the picture-in-picture mode to superpose the first display signal on the video signal of the multimedia service, the actual superposition order is not only limited to the above-mentioned manner, and a left-right split screen or a top-bottom split screen can even be adopted.

In addition, the multimedia player 200 can be presented by a television in a fixed position or also by other devices like a video-phone with a fixed position in the embodiment of the invention. In other applications, the multimedia player 200 can even be a portable device, so the resident can receive the visitors’ information in any corner of the house. The portable device may be a mobile Internet device (MID) or a smartphone.

It is worth noting that the coding and decoding manners of the coding units 13 and 27 and the decoding units 17 and 23 are not limited to MPEG, and that other means are also applicable.

Finally, it is more noteworthy that both the interphone 100 and the multimedia player 200 can be independent from the transceiving system, and the communicating module 300 can even be independent from the multimedia player 200. The transceiving system is not limited to household purposes, but can also be applied in any company or office.

In conclusion, the core device 3 of the embodiment superposes the first display signal on the video signal of the multimedia service to present both

12

the first display signal and the video signal of the multimedia service on the display device 54 simultaneously, and to allow the loudspeaker 52 to play the first loudspeaking signal and the audio signal of the multimedia service synchronously, so the resident can continue to enjoy multimedia service while being able to talk with a visitor without moving around. This is how the purposes of the invention are achieved.

What is described above is merely a preferred embodiment of the invention, however, this is not a limitation on the scope of application of the present invention. Any simple equivalent change or modification made according to the claims or the summary of the invention is within the scope of the present invention.

[Brief Description of the Drawings]

Figure 1 is a block chart illustrating the preferred embodiment of a transceiving system of the invention;

Figure 2 is a block chart illustrating the interphone of the embodiment;

Figure 3 is a block chart illustrating a multimedia player of the embodiment;

Figure 4 is a block chart illustrating another example of the multimedia player;

Figure 5 is a block chart illustrating a sound recorder of a communicating module;

Figure 6 is a block chart illustrating a core device of the embodiment, and

Figure 7 is a block chart illustrating another exemplary embodiment of the core device.

13

Description of Main Element Symbols

100	interphone	3	core device
200	multimedia player	31	frequency modulator
300	communicating module	32	receiver
1	main converting device	33	demodulator
10	processing unit	34	audio processor
11, 21	audio processing unit	35	video processor
12, 22	video processing unit	36	control unit
13, 27	coding unit	37	multiplex unit
14, 24	transporting unit	40	input device
141	protocol unit	50	output device
142	wired transceiving unit	51	sound recorder
143	wireless transceiving unit	511	weighting unit
15, 25	control unit	52	loudspeaker
17, 23	decoding unit	53	image recorder
2	auxiliary converting device	54	display device
20, 20’	processing unit	55	driver
241	protocol unit	7	Ethernet wire
242	wired transceiving unit	8	antenna
243	wireless transceiving unit	MIC	microphone
26	display processing unit

14

7. Claims

1.              A multimedia player is adapted for receiving a multimedia signal and receiving a communicating signal from an interphone and carrying with an input signal. The multimedia player comprises:

an output device;

a communicating module, comprising:

a transporting unit used to receive the communicating signal;

a decoding unit used to decode according to the communicating signal; and

a processing unit generating an output signal corresponding to the input signal according to the decoding result of the decoding unit; and

a core device used to receive the multimedia signal and the output signal and let the output device play the output signal and the multimedia signl simultaneously.

2.              The multimedia player according to Claim 1, wherein the communicating module further comprises a sound recorder for recording the sound and a coding unit;

the processing unit of the communicating module is provided with an audio processing unit generating another sound signal based on the sound recorded by the sound recorder, in order to allow the coding unit to code; and

the transporting unit transmits the coding result of the coding unit.

3.              The multimedia player according to Claim 1, wherein the input signal carried on the communicating signal is an image signal, and the output device is a display device;

the processing unit generates the output signal in a picture frame size

15

no greater than the maximum pick-up range of the display device, and the display device superposes the output signal on the multimedia signal.

4.              The multimedia player according to Claim 1, the input signal carried on the communicating signal is a sound signal, wherein,

the processing unit of the communicating module is provided with an audio processing unit, a loudspeaking signal corresponding to the sound signal is generated according to the decoding result of the decoding unit; and

the multimedia player further comprises a loudspeaker coupled with the core device, controlled by the core device and making sounds according to the loudspeaking signal.

5.              The multimedia player according to Claim 1, wherein the communicating module further comprises an image recorder and a coding unit;

the processing unit of the communicating module is provided with a video processing unit that generates another image signal according to the image shot by the image recorder in order to allow the coding unit to code; and

the transporting unit transmits the coding result of the coding unit.

6.              The multimedia player according to Claim 1, wherein the transporting unit comprises:

a transceiving unit receiving the communicating signal by wired means through a network wire according to the TCP/IP, or wirelessly receiving the communicating signal according to the WiMax or Wi-Fi; and

a protocol unit separating a signal corresponding to the input signal from the communicating signal according to the SIP in order to allow the

16

decoding unit to implement MPEG decoding.

7.              The multimedia player according to Claim 1, wherein the core device is provided with a multiplex unit letting the output device play the output signal, or the multimedia signal, or both the output signal and the multimedia signal simultaneously according to a sound play command.

8.              The multimedia player according to Claim 1 is a television.

9.              A communicating module is adapted for receiving the communicating signal carrying with the input signal and is electrically connected with the core device coupled with the output device. The communicating module comprises:

a transporting unit used to receive the communicating signal;

a decoding unit used to decode according to the communicating signal; and

a processing unit generating an output signal corresponding to the input signal according to the decoding result of the decoding unit;

when the output device plays a multimedia signal, the core device drives the output device to play the output signal and the multimedia signal simultaneously when the core device receives the output signal.

10.       The communicating module according to Claim 1 further comprises a sound recorder for recording the sound, and a coding unit;

the processing unit of the communicating module is provided with an audio processing unit generating another sound signal according to the sound recorded by the sound recorder in order to allow the coding unit to code; and

the transporting unit transmits the coding result of the coding unit.

11.       The communicating module according to Claim 9, the input signal carrie

17

on the communicating signal has an image signal and a sound signal, and the output device is provided with a display device and a loudspeaker, wherein,

the processing unit generates the output signal in a picture frame size no greater than the maximum pick-up range of the display device, and the display device superposes the output signal on the multimedia signal;

in addition, the processing unit generates a loudspeaking signal corresponding to the sound signal according to the decoding result of the decoding unit in order to allow the core device to let the loudspeaker to generate sound.

12.       The communicating module according to Claim 9 further comprises an image recorder for shooting an image, and a coding unit;

the processing unit of the communicating module is provided with a video processing unit that generates another image signal according to the image shot by the image recorder in order to allow the coding unit to code; and

the transporting unit transmits the coding result of the coding unit.

13.       The communicating module according to Claim 9, wherein,

the transporting unit receives the communicating signal according to the SIP.

14.       A transceiving system comprising the multimedia player includes:

an interphone, including:

an input device used to acquire a signal;

a processing unit that processes the signal into a coding signal according to the signal acquired by the input device; and

a transporting unit that loads the coding signal onto a communicating signal and transmits the coding signal; and

18

the multimedia player, comprising:

an output device;

a communicating module, comprising:

a transporting unit used to receive the communicating signal;

a decoding unit used to decode according to the communicating signal; and

a processing unit generating an output signal according to the decoding result of the decoding unit; and

a core unit used to receive the multimedia signal and the output signal and allowing the output device to display the output signal and the multimedia signal simultaneously.

15.       The transceiving system according to Claim 14, wherein the communicating module further comprises a sound recorder used to record sound, and a coding unit;

the processing unit of the communicating module is provided with an audio processing unit generating another sound signal according to the sound recorded by the sound recorder, so as to allow the coding unit to code; and

the transporting unit transmits the coding result of the coding unit.

16.       The transceiving system according to Claim 14, wherein the signal acquired by the input device is an image signal, and the output device is a display device;

the processing unit generates the output signal in picture frame size no greater than the maximum pick-up range of the display device and allows the display device to superpose the output signal on the multimedia signal.

19

17.       The transceiving system according to Claim 14, wherein,

the transporting unit of the interphone loads the coding signal on the communicating signal according to the SIP; and

the transporting unit of the multimedia player receives the communicating signal according to the SIP.

18.       The transceiving system according to Claim 14, wherein the core device is provided with a multiplex unit that allows the output device to display the output or multimedia signal, or both signals simultaneously according to a sound play command.

20

8. Drawings:

100
300
Sound recorder
51
loudspeaker
52
Image recorder
53
Display device
54
40
Main converting device
1
network
2
Auxiliary converting device
Sound recorder
51
53
Image recorder
200
3
Core device
Multimedia signal
Loudspeaker
52
Display device
54
50

Figure 1

1
51
Sound recorder
52
Loudspeaker
53
Image recorder
40
Display device
54
55
Driver
11
Audio processing unit
12
Video processing unit
10
13
Coding unit
17
Decoding unit
141
Protocol unit
142
Wired transceiving unit
143
Wireless transceiving unit
14
7
8
15
Control unit

Figure 2

Control unit
25
24
21
20
2
300
7
Wired
transceiving
unit
Protocol unit
Decoding
unit
23
Audio
processing
unit
51
Sound
recorder
242
8
22
Wireless
transceiving
unit
Coding
unit
Video
processing
unit
53
Image
recorder
243
241
27
52
Loudspeaker
Display
processing unit
26
3
Display
device
54
50

Figure 3

Control unit
25
24
21
20'
2
300
7
Wired transceiving unit
242
Protocol unit
Decoding unit
23
Audio processing unit
51
Sound recorder
8
Wireless transceiving unit
243
Coding unit
22
Video processing unit
53
Image recorder
241
27
Display processing unit
26
50
Core device
3
Loudspeaker
52
Display device
54

Figure 4

Auxiliary converting device
2
3
26
Display processing unit
31
Frequency modulator
33
Demodulator
34
Audio processor
50
52
Loudspeaker
32
Receiver
35
Video processor
55
Driver
Display device
54
Control unit
36

Figure 6

Auxiliary converting device
2
3
Sound play command
26
Display processing unit
37
Multiplex unit
50
31
33
34
52
Frequency modulator
Audio processor
Loudspeaker
Demodulator
32
35
55
Receiver
Video processor
Driver
Display device
54
Control unit
36

Figure 7

(19) State Intellectual Property Office of the People’s Republic of China
(12) Application for Invention Patent
(10) Application Publication No.: CN 102346879 A (43) Application Publication Date: February 8th, 2012

(21)            Application No.: 201110212290. 2

(22)            Application Date: July 22th, 2011

(30)            Priority Data: 61/367045 2010.07.23 US

(71)            Applicant: Lite-On Technology Corporation

Address: 22nd floor, No.392 Ruiguang Road, Neihu District, Taipei, Taiwan, China

(72)            Inventors: TSENG, TSAO TENG; CHEN, CHI WEN and QIU, HONG YANG

(74)            Patent Agency: Beijing HUAHE & PARTNERS Patent Trademark & Copyright 11019

Agents: SHOU, NING and ZHANG, HUA HUI

(51)            Int. Cl

G06Q 10/00(2012.01)

G06Q 50/00(2012.01)

2 pages for claims, 11 pages for specification and 11 pages for drawings

(54) Title of the Invention

Digital environment management system

(57) Abstract

The invention relates to a digital environment management system applicable to a digital environment containing multiple peripheral devices. The management system comprises a communication unit and a processing unit electrically connected with the communication unit, wherein the communication unit is used for carrying out communication with the peripheral devices, and the processing unit is used for generating a space management graphical interface to be used by a user in carrying out physical space planning operations.

211: Living-room light  212 Wall lamp                                                                                                        231: Media player

213: Entrance light  214: Air-conditioning device                                                                            232: Network camera

1: Digital environment management system

221: Gas detector  223: Automatic curtain                                                                                                 241: Network phone

222: Heat-source detector  224: Electric rolling door

1. A digital environment management system, applicable to a digital environment containing multiple peripheral devices; peripheral devices can be arranged in a physical space and can carry out communication with this management system; the management system comprises a communication unit and a processing unit; the communication unit is used for carrying out communication with the peripheral devices, and the processing unit is electrically connected with the communication unit. This management system is characterized in that:

The processing unit is used for generating a space management graphical interface which is used for carrying out physical space planning operations by the user.

2. The digital environment management system according to Claim 1, is characterized in that the space management graphical interface is also used for creating a physical space image corresponding to a physical space.

3. The digital environment management system according to Claim 1, is characterized in that the processing unit is also used for generating a peripheral device management graphical interface; this peripheral device management graphical interface is used for presenting a physical space image that corresponds to a physical space, and presenting multiple visual elements corresponding to the peripheral devices respectively; this peripheral device management graphical interface is also used by the user to configure at least one of the visual elements into the physical space image.

4. The digital environment management system according to Claim 3, is characterized in that the visual elements are used for enabling the user to carry out interactive operations of the peripheral devices; the processing unit is also used for generating at least one control signal in response to such interactive operations, and then transmitting the control signal to the corresponding peripheral devices by the communication unit.

5. The digital environment management system according to Claim 3, is characterized in that the processing unit is also used for generating configuration information that accords with configuration operations that have been conducted; the configuration information comprises the configuration of at least one of the visual elements with the physical space image, and is used for indicating the corresponding relationship between the peripheral device corresponding to at least one visual element and the physical space.

6. The digital environment management system according to Claim 5, is characterized in that the configuration information also comprises physical space information regarding every peripheral device that is configured to have one corresponding visual element, as well as device identifying information.

7. The digital environment management system according to Claim 6, is characterized in that the physical space is also provided with one floor of a building and a room on that floor; the physical space image is the image of the room; and the physical space information comprises the floor and the position of the room on the floor.

8. The digital environment management system according to Claim 7, is characterized in that the space management graphical interface generated by the processing unit provides a floor planning function so as to enable the user to carry out floor planning operations in the physical space.

9. The digital environment management system according to Claim 8, is characterized in that the processing unit is also used for generating physical space planning information according to physical space planning operations; and the physical space planning information contains the floor information, and is classified on the basis of the floor information.

10. The digital environment management system according to Claim 3, is characterized in that the physical space is further provided with a room; the space management graphical interface generated by the processing unit further provides a room planning function so as to enable the user to carry out room planning operations in the physical space.

11. The digital environment management system according to Claim 3, further comprises an input/output unit electrically connected with the processing unit, and is characterized in that the peripheral device management graphical interface generated by the processing unit is used for enabling the user to carry out configuration operations in a drag-and-drop manner by utilizing the input/output unit, so that at least one of the visual elements is configured into the physical space image; and the peripheral device management graphical interface and the space management graphical interface, both generated by the processing unit, are displayed by utilizing the input/output unit.

12. The digital environment management system according to Claim 3, is characterized in that the processing unit uses the communication unit to conduct scanning and obtain information from the peripheral devices.

13. The digital environment management system according to Claim 12, is characterized in that the processing unit classifies the visual elements according to the device information of each corresponding peripheral device, and displays the visual elements according to the results of this classification.

14. The digital environment management system according to Claim 13, is characterized in that the device information of each peripheral device comprises device function information and communication mode information.

Digital Environment Management System

Technical Field

[0001]    The invention relates to management/control technology for digital peripheral devices, in particular to a management system for planning a digital environment space.

Background Technology

[0002]    As communication technology has grown ever-more mature, and along with the vigorous development of digital home electronics, many management/control technologies related to digital home electronics have been developed in recent years - for example, the “INTELLIGENT MANAGEMENT APPARATUS AND METHOD OF DIGITAL HOME NETWORK SYSTEM” disclosed by United States Patent No. 7627098 - with the aim of providing a more convenient digital living environment for users.

[0003]    However, the existing management/control technologies for digital household appliances do not provide a graphical interface for the user to carry out planning for a digital environment space.

[0004]    Therefore, it is obvious that inconveniences and defects are still present in the structure and use of existing digital environment management systems, and further improvement is desired. Relevant manufacturers have tried their best to find a solution to these problems, but no applicable design has been developed and completed for a long time, and common products do not have suitable structures for solving these problems; and this is clearly a problem that all in the industry would like to solve. Therefore, the problem of how to design a novel digital environment management system is truly a key current research and development subject, and is an objective that the industry needs to achieve.

Summary of the Invention

[0005]    The purpose of this invention is to provide a digital environment management system, through which the user can intuitively plan a digital environment’s physical space by means of the space management graphical interface; furthermore, this invention can further be matched with the management control function of peripheral devices to carry out configuration and management of the peripheral devices in a physical space.

[0006]    The purpose of the invention, and the solution of its technical problems, are realized by adopting the following technical scheme. The digital environment management system, provided according to the invention, is applicable in a digital environment comprised of multiple peripheral devices; these peripheral devices may be arranged in a physical space and communicate with this management system; the management system comprises a communication unit and a processing unit, wherein the communication unit is used for carrying out communication with the peripheral devices; and the processing unit is electrically connected with the communication unit and is used for generating a space management graphical interface which is used for carrying out physical space planning operations by the user.

[0007]    The purpose of the invention and the solution of its technical problems also can be further realized by adopting the following technical measures.

[0008]    Preferably, in the above-mentioned digital environment management system, the space management graphical interface is also used for setting a physical space image corresponding to the physical space.

[0009]    Preferably, in the above-mentioned digital environment management system, the processing unit is also used for generating a peripheral device management graphical interface; this peripheral device management graphical interface is used for presenting a physical space image corresponding to the physical space, and to present visual elements for each of the peripheral devices; the peripheral device management graphical interface is also used for enabling the user to carry out operations to configure at least one of the visual elements into the physical space image.

[0010]    Preferably, in the above-mentioned digital environment management system, the visual elements are used for enabling the user to carry out interactive operations for peripheral devices; the processing unit is also used for generating at least one control signal that corresponds with these interactive operations, and to use the communication unit to transmit this control signal to the corresponding peripheral device(s).

[0011]    Preferably, in the above-mentioned digital environment management system, the processing unit is also used for generating configuration information based upon configuration operations; this configuration information comprises a configuration relationship of at least one of the visual elements in the physical space image, and is used for marking the corresponding relationship between a peripheral device that is represented by at least one visual element and the physical space.

[0012]    Preferably, in the above-mentioned digital environment management system, the configuration information further comprises the physical space information of the peripheral devices corresponding (matching) with each visual element after configuration, and device identification information.

[0013]    Preferably, in the above-mentioned digital environment management system, the physical space further comprises a floor of a building and a room positioned on this floor; the physical space image is the image of the room, and the physical space information comprises the floor and the positioning of the room on the floor.

[0014]    Preferably, in the above-mentioned digital environment management system, the space management graphic interface generated by the processing unit provides a floor planning function so as to enable the user to carry out floor planning operations for this physical space.

[0015]    Preferably, in the above-mentioned digital environment management system the processing unit is also used for generating physical space planning information based upon the described physical space planning operations; this physical space planning information contains information for one floor of the building, and carries out classification according to the floor information.

[0016]    Preferably, in the above-mentioned digital environment management system, the physical space further comprises a room; the space management graphic interface generated by the processing unit also provides a room planning function so as to enable the user to carry out room planning operations for this physical space.

[0017]    Preferably, the above-mentioned digital environment management system also comprises an input/output unit electrically connected with the processing unit, wherein the peripheral device management graphic interface generated by the processing unit is used for enabling the user to carry out configuration drag-and-drop manner by utilizing the input/output unit, in order to configure at least one of the visual elements into the physical space image. The peripheral device management graphical interface and the space management graphical interface generated by the processing unit are both displayed by utilizing the input/output unit.

[0018]    Preferably, in the above-mentioned digital environment management system, the communication unit is also used for scanning by the processing unit so as to obtain information from the peripheral devices.

[0019]    Preferably, in the above-mentioned digital environment management system, the processing unit classifies the visual elements according to the device information of the corresponding peripheral devices, and displays the visual elements according to the results of this classification.

[0020]    Preferably, in the above-mentioned digital environment management system, the device information for each peripheral device comprises device function information and communication mode information.

[0021]    Compared with existing technology, the invention has obvious advantages and beneficial effects. Through the described technical scheme, the digital environment management system has, at the least, the following advantages and beneficial effects: the invention uses its floor planning function and the room planning function provided by the space management graphical interface to enable the user to intuitively plan their digital environment’s physical space; furthermore, the invention can be matched with the management control functions of the peripheral devices to carry out configuration and management of the space peripheral devices.

[0022]    The above description is only the summary of the technical scheme of the invention. In order for the technical means of this invention to be understood more clearly, so that its implementation can be carried out according to the content of the specification, and so that the described purpose of the invention and other purposes as well as the characteristics and the advantages of the invention can be more obvious and easily understood, the invention will be further described in detail as follows, in combination with preferred embodiments and drawings.

Description of Drawings

[0023]    Figure 1 is a schematic diagram, showing a digital environment comprising multiple peripheral devices that uses the digital environment management system according to the invention;

[0024]    Figure 2 is a block diagram showing the digital environment management system generated in the preferred embodiment;

[0025]    Figure 3 is a schematic diagram, showing the main menu graphical interface generated in the preferred embodiment;

[0026]    Figure 4 is a schematic diagram, showing the space management graphical interface generated in the preferred embodiment;

[0027]    Figure 5 is a schematic diagram, displaying a preferred embodiment of a home directory structure produced using the classification results obtained by classifying physical space planning information using floor information;

[0028]    Figure 6 is a schematic diagram, showing a peripheral device management graphical interface generated in the preferred embodiment;

[0029]    Figure 7 is a schematic diagram, showing the lights peripheral device management graphic interface generated in the preferred embodiment;

[0030]    Figure 8 is a schematic diagram, displaying a preferred embodiment of a device directory structure produced using the classification results obtained by classifying many visual elements according to each visual element’s device function information;

[0031]    Figure 9 is a schematic diagram, displaying a preferred embodiment of the device directory structure produced using the classification results obtained by classifying the visual elements according to the each visual element’s communication mode information;

[0032]    Figure 10 is a schematic diagram, showing a home’s overall space graphical interface generated in the preferred embodiment;

[0033]    Figure 11 is a schematic diagram, showing a space overview’s graphical interface generated in the preferred embodiment.

Description of the Preferred Embodiment

[0034]                                The detailed description of the embodiment, structure, characteristics and effects of the digital environment management system provided by the invention are detailed in the following drawings and preferred embodiments to further illuminate the technical means adopted by the invention for achieving its intended purposes and effects.

[0035]    Referring to Figure 1, one preferred embodiment of the digital environment management system 1 can be used in a digital environment comprised of multiple peripheral devices, and is applied in spaces such as homes, hotels, collective residential clusters, exhibitions or flat spaces and/or all subspaces of large public spaces and the like. For example, the digital environment management system 1 not only can be used for managing and controlling peripheral devices in digital homes, but also can be applied in management control of power supplies, lights and air conditioners in exhibition spaces, as well as in the management and use of public facilities in hotels and collective-type residences. The management system 1 can manage and control peripheral devices which communicate with the management system 1 through the utilization of different communication modes. As shown in Figure 1, in the preferred embodiment, the peripheral devices in the digital environment are divided based on their communication modes into a device group 21 based on infrared communication, a device group 22 based on Zigbee communication, a device group 23 based on wireless fidelity communication (Wi-Fi) and a device group 24 based on session initiation protocol (SIP) communication. The device group 21 based on infrared communications is comprised of a living-room light 211, a wall lamp 212, an entrance light 213 and an air-conditioning device 214. The device group 22 based on Zigbee communication is comprised of a gas detector 221, a heat-source detector 222, an automatic curtain 223 and an electric rolling door 224. The device group 23 based on wireless fidelity communication is provided with a media player 231 and a network camera 232. The device group 24 based on SIP communication is provided with a network phone 241.

[0036]    In recent years, due to the vigorous development of smart appliances and network communication, many home network communication protocol standards for standardizing the control of peripheral devices have been developed, and the management system 1 can control peripheral devices by utilizing existing home network communication protocol standards. Such home network communication protocol standards include the LonTalk communication standard, the ECONET communication standard and the KNX communication standard, etc., and such technology is known to all technicians skilled in this field, is not an important point of this invention, and therefore more details are not made of this here.

[0037]    Referring to Figure 2, in the preferred embodiment, the management system 1 is implemented through an electronic device (for example by portable electronic devices like a smart phone, a personal digital assistant or a tablet PC, etc., which is not shown in the figure). The management system 1 comprises an input/output unit 11, a communication unit 12, an image capturing unit 13, a processing unit 14 and an information base 15.

[0038]    The input/output unit 11 is used for enabling the user to carry out interactive operations on the management system 1. The input/output unit 11 can be a combination of a keyboard, a mouse, a display and/or a joystick, or an input/output operation unit such as a touch screen and/or other units with similar functions. The communication unit 12 is used for carrying out communication with the peripheral devices. The image capturing unit 13 is used for capturing a physical space image that corresponds with a physical space; it is worth mentioning that the management system 1 can also not include the image capturing unit 13; the physical space image can also be shot by the network camera 232 in the digital environment and be received by the communication unit 12 of the management system 1 through wireless communication, but this is not limited to the disclosure of this preferred embodiment. In the other embodiments, the image capturing unit 13 and the network camera 232 also can be used for capturing matching physical space images for spaces such as homes, hotels, collective residential groups, exhibitions or large public spaces.

[0039]    The processing unit 14 is electrically connected with the input/output unit 11, the communication unit 12, the image capturing unit 13 and the information base 15. In the initialization stage of the management system 1, the processing unit 14 uses the communication unit 12 to carry out scanning to obtain device information from the peripheral devices. The processing unit 14 also stores the physical space image captured by the image capturing unit 13, the physical space image received through the communication unit 12, and device information in its information base 15.

[0040]    Wherein, every piece of device information includes manufacturer information, device function information, communication mode information and device identification information. Manufacturer information concerns the names of manufacturers and the like. Device function information is used for indicating the functional attributes of the peripheral devices, such as functions of illumination, detection, temperature control or communication. Communication mode information is used for indicating the communication modes of the peripheral devices, such as wireless, infrared, Zigbee, or other communication modes. The device identification information is unique identifying information and is used for enabling the processing unit 14 to identify the peripheral devices.

[0041]    Referring now to Figures 2, 3, 4 and 5, when the management system 1 is started, the processing unit 14 generates a main menu graphic interface 3 and displays this main menu graphic interface 3 to the user by utilizing the input/output unit 11. The main menu graphic interface 3 includes a Smart Your Home icon 31, a home overview icon 32 and multiple functional icons 33, and when the user selects the Smart Your Home icon 31, the processing unit 14 generates a space management graphical interface 4 and presents this space management graphical interface 4 to the user by utilizing the input/output unit 11 so as to enable the user to carry out physical space planning operations, set the physical space image corresponding to the physical space and carry out other interactive operations. In this preferred embodiment, the physical space provided is a room on a floor, and the physical space image is the image of the room.

[0042]    The following example details the operation mode of the space management graphical interface 4.

[0043]    Shown in Figure 4, a implementation mode of the space management graphical interface 4 generated by the processing unit 14 is provided with a floor management toolbar 41, a room management toolbar 42, a first display area 43, a second display area 44 and a function shortcut toolbar 45. The function shortcut toolbar 45 is provided with a main menu button 451, an add device button 452 and a home overview button 453. When the user selects one of the buttons, the input/output unit 11 will be utilized and present the corresponding graphical interface to the user for operation. For example, when the user selects the main menu button 451, the main menu graphic interface 3 will be displayed for interactive operation by the user.

[0044]    The floor management toolbar 41 in the space management graphical interface 4 generated by the processing unit is used for enabling the user to carry out planning functions for one floor of a building. The floor management toolbar 41 is provided with an ‘add floor’  button 411 for adding a floor, a ‘remove floor’ button 412 for removing a floor, a floor information display area 413 for displaying the name of the current floor, a floor forward-scroll button 414 for moving from the current floor to the former floor, and a floor backward-scroll button 415 for moving from the current floor to the next floor. The room management toolbar 42 is provided to enable the user to use the input/output unit 11 to carry out room planning functions. The room management toolbar 42 is provided with an ‘add room’ button 421 for adding a new room, a ‘remove room’button 422 for removing a room, a room information display box 423 for displaying the name of the current room (this refers to the picture seen in the second display area 44), a room forward-scroll button 414 for moving from the current room to the former room, and a room backward-scroll button 415 for moving from the current room to the next room.

[0045]    When the user utilizes the room add button 421 to add a room to a floor, the processing unit 14 displays the physical space image corresponding to the floor in the information base 15 in the first display area 43 of the space management graphic interface 4, so that the user can utilize the input/output unit 11 to select the physical space image corresponding to the room (the physical space) to be added. This also allows the user to utilize the input/output unit 11 to drag and drop the physical space image from the first display area 43 into the second display area 44 so as to set the physical space image corresponding to the room (the physical space) to be added. The processing unit 14 also generates physical space planning information (containing both floor information and room information) based upon the physical space planning operations, and classifies this physical space planning information based on floor information and room information. For example, if the user divides the home into three floors for planning purposes, with the first floor being provided with an entrance, a kitchen and a living room; the second floor being provided with a parlor, a guest room and a study; and the third floor being provided with a master room and a bathroom, the processing unit 14 would classify the physical space planning information according to the floor information and the room information, and the classification results would correspond to home directory structure 5 shown in Figure 5. In home directory structure 5, a root directory 51 is a home, a first-layer subdirectory 52 is the floors classified according to the floor information, and a second-layer subdirectory 53 is comprised of the rooms and the floors they correspond to.

[0046]    Referring to Figure 2, 6 and 7, when the user selects the ‘add device’ button 452 of the function shortcut toolbar 45 shown in Figure 4, the processing unit 41 generates a peripheral device management graphical interface 6 and presents the peripheral device management graphical interface 6 to the user by utilizing the input/output unit 11. The peripheral device management graphical interface 6 is used for enabling the user to configure the many visual elements corresponding to the peripheral devices into the physical space image; the visual elements- such as icons, images or text- are used for representing the peripheral devices. The peripheral-device management graphical interface 6 is also used for presenting the visual elements so as to enable the user to carry out interactive operation of the peripheral devices.

[0047]    The following detailed example shows the operation mode of the peripheral device management graphic interface 6.

[0048]    An implementation mode of the peripheral device management graphic interface 6 is provided with a third display area 61, a fourth display area 62, a floor toolbar 63, a room forward-scroll button 64, a room backward-scroll button 65, a function shortcut toolbar 66 and a room-name display area 67.

[0049]    The third display area 61 is used for displaying the visual elements corresponding to the peripheral devices; the fourth display area 62 is used for presenting the physical space image that corresponds to the current physical space; the floor toolbar 63 is similar to the function of the floor management toolbar 41 included in the space management graphic interface 4, in that it is used for adding floors, removing floors and carrying out switching between different floors; the room forward-scroll button 64 and the room backward-scroll button 65 are used for enabling the user to switch between different rooms on the same floor; and the room-name display area 67 is used for displaying the name of the current room (i.e., the names of the rooms shown in the fourth display area 62). The function shortcut toolbar 66 is provided with the main menu button 661, an add room button 662 and a home overview button 663, and when the user selects the add room button 662, the space management graphic interface 4 will be presented for operation by the user.

[0050]    To explain further, as mentioned above, the device information of the peripheral devices has been obtained by the processing unit 14, using the communication unit 12 to scan and obtain this information, during the initialization stage of the management system 1, and this information is pre-stored in the information base 5; furthermore, the information base 5 also contains many pre-established icons. This device information also comprises icon indicating information; the processing unit 14 obtains the icons corresponding to the peripheral devices according to this icon indicating information, and presents the icons to the user, so that the user can intuitively understand the visual elements that actually correspond to the peripheral devices.

[0051]    The processing unit 14 also classifies the visual elements according to the device information of their corresponding peripheral devices, and displays the classified visual elements in the third display area 61 of the peripheral device management graphic interface 6. For example, for peripheral devices communicating in the Zigbee mode, the processing unit carries out classification according to the standards for classification of the Zigbee Cluster Library (ZCL for short) in Zigbee pro 2007. In the preferred embodiment, the processing unit 14 classifies the peripheral devices into a light class, a detector class, an automation class, a temperature control class, a communication class, and a multimedia class according to the peripheral devices’ corresponding device function information, wherein the classification result corresponds to a device directory structure 81 shown in Figure 8; in the device directory structure 81, the root directory 811 is the peripheral devices, the first-layer subdirectory 812 is the function types classified according to the device function information, and the second-layer subdirectory 813 shows the peripheral devices that correspond to the same functional types. It is worth mentioning that in another application example, the processing unit 14 also can classify the peripheral devices into an infrared device type, a Zigbee device type, a wireless device type and a session initiation protocol device type using the communication mode information in the device information. Wherein, the classification results correspond to the device directory structure 82 shown in Figure 9; in the device directory structure 82, the root directory 821 is the peripheral devices, the first-layer subdirectory 822 is the classes classified according to the communication mode information, and the second subdirectory 823 is the peripheral devices that have the same communication mode type.

[0052]    Returning to Figure 6 and Figure 7, when the user selects one class using the input/output unit 11, the processing unit 14 presents the peripheral devices of this class and the visual elements corresponding to the peripheral devices in the third display area 61; the visual elements are used for enabling the user to carry out interactive operations of the peripheral devices; and the processing unit 14 is also used for generating at least one control signal that accords with the interactive operations, and to then transmit this control signal to the peripheral devices using the communication unit 12. For example, when the user selects and clicks the light class 7 (shown in Figure 6), the processing unit 14 presents a living-room light visual element 71 (the living-room lamp visual element 71 is provided with a living-room lamp icon 711 and a testing button 712), a wall lamp visual element 72 (the wall lamp visual element 72 is provided with a wall lamp icon 721 and a testing button 722) and an entrance-light visual element 73 (the entrance-light visual element 73 is provided with an entrance-light icon 731 and a testing button 732) that are all displayed in the third display area 61 (shown in Figure 7) of the peripheral device management graphic interface 6; this allows the user to manage and control the peripheral devices. In the preferred embodiment, when the user clicks the testing button of either the living-room light visual element 71, the wall lamp visual element 72 or the entrance-light visual element 73, a test is performed on whether the corresponding peripheral device carries out the appropriate action.

[0053]    Shown in Figure 7, the peripheral-device management graphical interface 6 generated by the processing unit 14 also enables the user to configure the icons of the visual elements corresponding to the peripheral devices, for example, the entrance-lamp icon 731 can be drag-and-dropped into the physical space image presented by the fourth display area 62; the processing unit 14 will generate the appropriate configuration information based upon this drag-and-drop operation; this configuration information comprises the configuration relationship of at least one of the visual elements in the physical space image and is used for indicating the corresponding relationship between at least one of the peripheral devices and the physical space. In the preferred embodiment, the configuration information comprises the physical space information and the equipment identifying information. The physical space information is used for indicating the configuration of the position of the peripheral devices in the physical space.

[0054]    Continuing the above example, when the user utilizes the input/output unit 11 to configure the entrance-light icon 731 that represents the entrance light by dragging and dropping it into the physical space image that corresponds with the living room presented in the fourth display area 62, the physical space information of the configuration information correspondingly generated by the processing unit 14 is used for indicating that the physical space position of the entrance light is in the living room of the first floor of the home. When the testing button 732 of the peripheral device management graphic interface 6 is pressed, the processing unit 14 transmits the control instruction to the entrance light using the device identifying information, so as to test whether the entrance light acts correspondingly. In the preferred embodiment, the user also can utilize the input/output unit 11 to drag and drop the entrance-light icon 731 from the fourth display area 62 to its original position in the third display area 61; when this is done, the entrance-light visual element 73 will display a bright color, which denotes that this entrance-light icon 731 is not currently configured for use and can be configured to other rooms to be used as desired. In this same vein, when the user configures the entrance-light icon 731 by dragging and dropping it into the physical space image in the fourth display area 62, the entrance-light visual element 73 becomes dark, which shows that the entrance-light icon 731 has been configured.

[0055]    Referring to Figure 10 and Figure 11, when the user selects the home overview button 453 in Figure 4 or the home overview button 663 in Figure 6, the processing unit 14 generates a home overview graphical interface 60 which is used for allowing the user to carry out physical space planning operations and post-configuration peripheral device uses (601-605 shown in Figure 10), and when the user clicks one physical space image (for example, clicking 605 shown in Figure 10), the processing unit 14 generates a room overview graphic interface 9, and utilizes the input/output unit 11 to present the room overview graphic interface 9 to the user, so that the user can find the desired peripheral devices to be controlled from the physical space image (after configuration of the visual elements has been completed) and control the peripheral devices by means of operation of the visual elements. The home overview graphic interface 60 also comprises a main menu button 606, and when the main menu button 606 is clicked, the user can return back to the main menu graphic interface 3 in Figure 3.

[0056]    The room overview graphical interface 9 is provided with a fifth display area 91, a sixth display area 92, a room toolbar 93, a main menu button 94 and a home overall space button 98; when the user selects the home overall space button 98, they can return back to the home overview graphic interface 60 and carry out interactive operations. The fifth display area 91 is used for presenting the physical space image (911 shown in Figure 11) corresponding to the current physical space and the icons configured in the physical space image, such as a wall lamp icon 951, an automatic-curtain icon 961 and a network-camera icon 971; the sixth display area is used for displaying the visual elements configured in the current physical space and corresponding to the peripheral devices, such as a wall-light visual element 95, an automatic-curtain visual element 96 and a network-camera visual element 97; the room toolbar 93 is provided with a room forward-scroll button 931, a room backward-scroll button 932 and a room-name display area 933; the room forward-scroll button 931 and the room backward-scroll button 932 are used for enabling the user to carry out switching of the physical space image; and the room-name display area 933 is used for displaying the name of the current room (i.e., the name of the room seen in the fifth display area 91).

[0057]    As seen in the above description, the invention has the following effects that (1) the user can carry out physical space planning operation by utilizing the space management graphical interface 4 generated by the processing unit 14; this processing unit 14 also generates the physical space planning information based upon physical space planning operations, and classifies the physical space planning information according to floor information, so that the user can manage the physical space in the digital environment using directories; (2) the user can carry out configuration operations by utilizing the peripheral device management graphical interface 6 generated by the processing unit 14, so as to configure the icons of the peripheral devices on the physical space image; the processing unit 14 also generates configuration information based upon configuration operations so as to provide the peripheral devices’ physical space positional information to the user. Therefore, the purpose of the invention can truly be achieved.

[0058]    The description above is provided by way of preferred embodiment of the invention only, but does not limit the invention in any way; the invention has been disclosed above in the preferred embodiment, but this is not intended to limit the invention; without departing from the scope of the technical solution of the invention, those skilled in the art can utilize the technical content disclosed above to make slight modifications or alterations into equivalent embodiments with equivalent changes; any simple modifications, equivalent changes and alterations made to the above embodiment that don’t depart from the content of the invention’s technical solution, and that accord with the technical essence of the invention, are still part of the invention, and within the scope of the technical solution.